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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
The ServiceMaster Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2004

Dear Shareholder:

        I am pleased to invite you to attend the 2004 Annual Meeting of Shareholders of The ServiceMaster Company. We will hold the meeting at 9:30 a.m., Central Time, on Friday, April 30, 2004 at Esplanade Conference Center, 2001 Butterfield Road, Downers Grove, IL 60515.

        ServiceMaster believes that to excel in each of our businesses we must transform the experience of the home and business owner – by delivering expert service matched to the needs of our customer and by being on-time, guaranteed. Our financial performance in the second half of 2003 reflects this renewed focus. We believe we will continue to increase revenues and earnings from more targeted marketing and more effective delivery of our service.

        At this year's meeting we will elect three directors, consider approving an employee stock purchase plan, consider ratifying the selection of our independent auditors, consider a shareholder proposal which may be presented and report on our business. Our Annual Report for 2003 accompanies these proxy materials.

        Your vote is important, regardless of the size of your holdings. You can vote by marking, dating, signing and returning the enclosed proxy card in the envelope provided. Also, registered and most beneficial shareholders may vote by toll-free telephone in the U.S. or Canada, or over the Internet. The enclosed proxy card contains instructions for using these convenient services. We urge you to vote your shares as soon as possible. In this way, you can ensure your shares will be represented and voted at the meeting, and you will spare ServiceMaster the expense of a follow-up mailing. Even if you vote before the meeting you may still attend the meeting and vote in person.

Sincerely,

Jonathan P. Ward Chairman and Chief Executive Officer

THE SERVICEMASTER COMPANY

NOTICE OF ANNUAL MEETING

To be held April 30, 2004

TO THE SHAREHOLDERS OF THE SERVICEMASTER COMPANY

        The Annual Meeting of Shareholders of The ServiceMaster Company will be held at 9:30 a.m., Central Time, on Friday, April 30, 2004, Esplanade Conference Center, 2001 Butterfield Road, Downers Grove, IL 60515, for the following purposes:

  1.
  To elect three directors;

  2.
  To approve the ServiceMaster 2004 Employee Stock Purchase Plan;

  3.
  To ratify the selection of Deloitte & Touche LLP as our independent auditors for 2004;

  4.
  To act upon a shareholder proposal which may be presented at the meeting; and

  5.
  To conduct other business if properly raised.

        Only holders of record of common stock at the close of business on March 5, 2004 are entitled to vote at the meeting.

Sandra L. Groman Vice President and Corporate Secretary

April 2, 2004

THE SERVICEMASTER COMPANY

April 2, 2004

General Information

        We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of The ServiceMaster Company for the 2004 Annual Meeting of Shareholders. We will hold the annual meeting at 9:30 a.m., Central Time, on Friday, April 30, 2004 at Esplanade Conference Center, 2001 Butterfield Road, Downers Grove, IL 60515.

        We mailed this proxy statement and proxy card to shareholders on or about April 2, 2004.

Voting Information

  Record Date

        You may vote all shares that you own as of March 5, 2004, which is the record date for the annual meeting. On March 5, 2004, we had 293,981,651 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

  Ownership of Shares

        You may own common stock either (1) directly in your name as a shareholder of record, which includes shares purchased through the ServiceMaster Employee Share Purchase Plan (the "SPP"), the ServiceMaster Franchisee Share Purchase Plan (the "FSPP") and the ServiceMaster Dividend Reinvestment Plan (the "DRIP"), or (2) indirectly through a broker, bank or other holder of record, which includes shares in the ServiceMaster Profit Sharing and Retirement Plan (the "401(k) Plan").

        If your shares are registered directly in your name, you are the "holder of record" of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your voting proxy directly to us or to vote in person at the meeting. If you hold your shares indirectly, such as in a brokerage account or through a bank or other holder of record, you hold the shares in "street name", and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form.

  Electronic Access to Proxy Materials and Annual Report

        We are pleased to offer you the opportunity to receive shareholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can access shareholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your shareholder votes online. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. Your enrollment will be effective until canceled. If you have questions regarding electronic delivery, please contact Computershare Investor Services LLC at 1-888-834-0744.

        If you hold your stock through a broker, bank or other holder of record, please refer to the information provided by that institution for instructions on how to elect to receive proxy statements and annual reports over the Internet. Most shareholders who hold their stock through a broker, bank or other holder of record and who elect electronic access, will receive an e-mail message next year containing the Internet address to use to access our proxy statement and annual report.

  Householding

        We are sending only one annual report and proxy statement to you if you share a single address with another shareholder unless we received instructions to the contrary from you. This practice, known as

"householding", is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. If you wish to receive a separate annual report or proxy statement in the future, you may contact our transfer agent, Computershare at 1-888-834-0744 or write to Computershare Investor Services LLC, P.O. Box 1689, Chicago, IL 60690-1689. If you receive multiple copies of our annual report and proxy statement, you can request householding by contacting Computershare. If you own your shares through a broker, bank or other holder of record, you can request householding by contacting the holder of record.

  How to Vote

        Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing.

        If you own shares of record, you may vote in one of the following ways:

  •
  by telephone – If you are located in the U.S. or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card. You may vote by telephone 24 hours a day through 1:00 a.m., Central Time, Friday, April 30, 2004. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do not need to return your proxy card.

  •
  over the Internet – You can vote your shares via the website http://www.computershare.com/us/proxy. You may vote over the Internet 24 hours a day through 1:00 a.m., Central Time, Friday, April 30, 2004. As with telephone voting, you may confirm that the system has properly recorded your vote. If you vote over the Internet, you do not need to return your proxy card. You may incur costs such as telephone and Internet access charges if you vote over the Internet.

  •
  by mail – You can vote your shares by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

  •
  in person at the annual meeting – If you vote by telephone, over the Internet or by mail, you may still attend the meeting and vote in person.

        If you own shares in "street name" through a broker or other nominee as the record holder of your shares, the instructions that accompany your proxy materials will indicate whether you may vote by telephone, over the Internet or by mail. If you wish to attend the meeting and vote in person, you must obtain a proxy, executed in your favor, from the broker or other nominee.

        The Board has appointed Jim Kaput and Sandra Groman as the proxy committee to vote your shares on your behalf. Their names appear on the proxy card. By giving us your proxy, you are authorizing the proxy committee to vote your shares in the manner you indicate. You may (1) vote "FOR" the election of all of our director nominees, (2) "WITHHOLD AUTHORITY" to vote for all of our director nominees, or (3) vote for the election of less than all of our director nominees and withhold authority to vote for our other nominees. You may vote "FOR" or "AGAINST" or "ABSTAIN" from voting on the proposal to approve the ServiceMaster 2004 Employee Stock Purchase Plan, the proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors for 2004 and the shareholder proposal.

        All shares that have been properly voted by proxy and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted "FOR":

  •
  the election of each of our nominees for director;

  •
  approval of the ServiceMaster 2004 Employee Stock Purchase Plan; and

  •
  ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2004.

If you sign and return your proxy card without any voting instructions, your shares will be voted "AGAINST" the shareholder proposal.

  Revocation of Proxies

        If you are the holder of record, you can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our Corporate Secretary, Sandra Groman, (2) submit a later-dated proxy to our Corporate Secretary, (3) provide subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting.

  Shares held under Plans

        If you participate in the SPP, FSPP or DRIP, your proxy card shows the number of shares owned by you in the plans. If you participate in the 401(k) Plan, you will receive a separate proxy card which will include shares that the plan has credited to your account. To allow sufficient time for the 401(k) Plan trustee to vote, the trustee must receive your voting instructions by 11:59 p.m., Central Time, Tuesday, April 27, 2004. If the 401(k) Plan trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from other 401(k) Plan participants.

  Broker Non-Votes

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to vote some of the matters acted upon unless you provide voting instructions. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares that are not voted on a matter because the broker or nominee lacks or fails to exercise discretionary voting authority with respect to that matter are called "broker non-votes".

  Quorum

        A quorum is necessary to hold a valid meeting of shareholders. If shareholders entitled to cast at least a majority of the shares entitled to vote at the meeting are present in person or by proxy, a quorum will exist. Shares owned by ServiceMaster are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the meeting, please vote your shares by toll-free telephone or over the Internet or complete, sign and date our proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the meeting. Abstentions are counted as present, and broker non-votes may be counted as present, to establish a quorum.

  Vote required for Proposals

        Directors are elected by a plurality of the votes cast, which means that the three nominees with the most votes will be elected. As a result, withholding authority to vote for a nominee and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors.

        Approval of the ServiceMaster 2004 Employee Stock Purchase Plan, the ratification of the selection of Deloitte & Touche LLP as independent auditors for 2004 and approval of the shareholder proposal, each requires the affirmative vote of a majority of the votes cast on that proposal. Abstentions with respect to a proposal will be treated as votes against the proposal. Broker non-votes with respect to a proposal will not be considered as votes cast on the proposal, which will therefore reduce the number of affirmative votes needed to approve the proposal.

  Cost of Proxy Solicitation

        We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission. We have hired D. F. King & Co., Inc. to help us distribute and solicit proxies. We will pay D. F. King $8,000 plus expenses for these services.

Governance and Nominating Committee Report

  Reason for the Report

        The Governance and Nominating Committee is furnishing this report for the purpose of informing our shareholders about our Committee and ServiceMaster's corporate governance practices. We believe that good corporate governance is important to ensure that ServiceMaster is managed for the long-term benefit of its shareholders. The Committee regularly reviews and discusses our corporate governance policies and practices, especially in light of the Sarbanes-Oxley Act of 2002, new rules adopted by the Securities and Exchange Commission and new listing standards of the New York Stock Exchange.

  Committee Charter

        The Committee is comprised of three directors, all of whom are independent under New York Stock Exchange listing standards. The Committee operates under its Charter adopted by the Board. As described in more detail below, the Committee is responsible for reviewing ServiceMaster's corporate governance practices, including matters relating to director candidates, independence, communications with the Board, Board governance and certain internal controls and compliance. A copy of the Charter may be found in Appendix A to this proxy statement and is also available on ServiceMaster's website at http://www.svm.com under "Corporate Governance".

  Director Candidates

        The Committee is responsible for reviewing the qualifications of, and recommending to the Board, nominees for membership on the Board. The Committee considers candidates for Board membership suggested by its Board members, as well as management and shareholders. In 2002 and 2003, the Committee utilized the services of a search firm to identify director candidates.

        Only qualified candidates may be elected to the Board. The Committee will review the nomination by a shareholder of a qualified candidate for election to the Board if all of the requirements set forth in ServiceMaster's Bylaws are satisfied. The Bylaws require a shareholder to notify ServiceMaster's Corporate Secretary of a proposed nominee not less than 75 days nor more than 105 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice to the Corporate Secretary must include the information specified in the Bylaws. A copy of the Bylaws is available on ServiceMaster's website at http://www.svm.com under "Corporate Governance".

        In considering whether to recommend a candidate for membership on the Board, the Committee evaluates the nominee against the standards and qualifications set forth in ServiceMaster's Corporate Governance Principles. A copy of the Corporate Governance Principles may be found in Appendix B to this proxy statement and is also available on ServiceMaster's website at http://www.svm.com under "Corporate Governance". Candidates recommended by shareholders are evaluated on the same basis as candidates recommended from all other sources. The Committee reviews a candidate's qualifications in light of the needs of the Board and ServiceMaster at that time given the current mix of director attributes. ServiceMaster strives to create a Board that has a diversity of gender, ethnicity, culture and race. Members should, in general, have skills, experience or expertise in one or more of the following areas: finance, accounting, information technology, senior management of a major company, federal or state government agencies or contracting practices, marketing, strategic planning, human resources, ethical training, and regulatory and compliance. The Committee did not receive any nominations from shareholders for the 2004 Annual Meeting of Shareholders.

  Independence

        Under New York Stock Exchange listing standards, no director of ServiceMaster qualifies as "independent" unless our Board affirmatively determines that the director has no material relationship with ServiceMaster. Our Board adopted categorical standards of independence to assist it in determining whether a director has a material relationship with ServiceMaster. A director will not be considered to have a material relationship with ServiceMaster if (1) the director is a partner, principal, counsel or advisor to, shareholder, director or officer of another company that does business with ServiceMaster and the annual sales to, or purchases from, ServiceMaster are less than 1% of the annual revenue of the other company and the director does not receive any compensation as a direct result of such business with ServiceMaster and (2) the director is an officer, director or trustee of a charitable organization, and ServiceMaster's discretionary charitable contributions to the organization are less than 1% (and no more than $50,000) of that organization's total annual charitable receipts. A director will be considered to have a material relationship with ServiceMaster if the director is an officer of another company that is not a charitable organization and any of ServiceMaster's present executives serves on that other company's board of directors.

        In March 2004, the Committee reviewed the independence of all directors and furnished a report to the Board. The Board determined that each of Paul Berezny, John Carl, Brian Griffiths, Sidney Harris, Roberto Herencia, Herbert Hess, James McLennan, Dallen Peterson, Betty Jane Scheihing and David Wessner has no material relationship with ServiceMaster, and that, each director, except Jonathan Ward, ServiceMaster's Chairman and Chief Executive Officer, is independent under New York Stock Exchange listing standards. The Board also determined that each member of the Committees of the Board meets the independence requirements applicable to those Committees. Under the New York Stock Exchange listing standards, beginning on the date of the annual meeting Mr. Griffiths would not be independent only for purposes of serving on the Audit and Finance Committee. Mr. Griffiths will not be a member of the Audit and Finance Committee following the annual meeting.

  Communications with the Board

        Shareholders or other interested parties who wish to send communications on any topic to the Board, the Chairman, a Committee Chairman or non-management directors as a group may do so by writing to the following address: ServiceMaster Board c/o Global Compliance Services AlertLine Response, PMB 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. Shareholders or other interested parties may also communicate with the Board by submitting an email to ServiceMasterBoard@AlertLine.com; or by telephone at 1-800-450-4308. The Audit and Finance Committee approved the process for handling communications received from shareholders or other interested parties. Under the process, communications may be sent directly to a third-party administrator. The third party administrator will notify the Corporate Secretary and the Chairman of the Audit and Finance Committee, or his or her designee, upon receipt of any communication received related to the Board. The Corporate Secretary is responsible for distributing the communications to the appropriate director(s) and for determining whether any follow-up action is necessary and, if so, for assigning responsibility to complete it. Each director will have access to a database containing all communications that have been directed to him or her. The Corporate Compliance Officer will regularly distribute a report to the Audit and Finance Committee on all such communications received. As part of the oversight function, the Chairman of the Audit and Finance Committee, or his or her designee, will have ongoing access to the contents of the database containing these communications.

  Board Governance

        Addition of New Director.    In May 2003, John Carl was appointed to the Board and the Audit and Finance Committee. Mr. Carl's skills and experience include corporate finance, accounting and investment. For more information on Mr. Carl, see "Item 1 –  Election of Directors".

        Presiding Director.    Sidney Harris, Chairman of the Governance and Nominating Committee, is acting as presiding director of the Board. Mr. Harris' duties include advising the Chairman of matters discussed in executive sessions without management, where appropriate, as well as on the Board agenda items and information to be provided to the Board.

        Committee Charters.    Three Committees of our Board prepared revised Charters setting forth their respective duties and responsibilities in response to new rules adopted by the Securities and Exchange Commission and new listing standards of the New York Stock Exchange. A copy of our Committee Charters may be found in Appendix A to this proxy statement and are also available on our website at http://www.svm.com under "Corporate Governance".

        Corporate Governance Principles.    The Committee undertook a review of our Corporate Governance Principles. After discussing the recommendation of the Committee, the Board approved revised Corporate Governance Principles.

        Board, Committee and Director Performance.    The Committee reviewed director responses to a Board Performance Questionnaire and Committee Performance Questionnaires for each of the Board's three Committees and furnished a report to the Board. The Committee also reviewed responses to a Director Self-Assessment Questionnaire completed by three directors whose terms will expire in 2005 and furnished a report to the Board. The purpose of the Board Performance Questionnaire, Committee Performance Questionnaires and Director Self-Assessment Questionnaire is to have a process to evaluate the performance of the Board, its Committees and individual directors and identify any concerns of a director well in advance of the expiration of the director's term. The Board considers the results of these questionnaires when determining areas on which to focus more attention. With the Committee taking the lead, the Board will regularly assess its performance and the performance of its Committees and individual directors.

        Director Orientation Program.    ServiceMaster developed a director orientation program designed to familiarize new directors with ServiceMaster, its management structure, operations, financial and other issues. Each new director will participate in the program within a reasonable time after the director is first elected to the Board. The orientation program includes a visit to ServiceMaster's offices to meet with senior management and visit branch operations.

        Director Compensation.    The Compensation and Leadership Development Committee conducted a detailed review of the compensation of our directors. In light of the recent changes in the responsibilities of directors, the Board approved the revised compensation of directors effective January 1, 2004. For more information on director compensation, see "Compensation of Directors".

        Executive Sessions without Management.    The Board and its Committees regularly meet in executive session without Chairman Jonathan Ward or other members of management in attendance. Sidney Harris acts as presiding director at these sessions.

  Internal Controls and Compliance

        Commitment Authority Policy.    The Board approved a revised Commitment Authority Policy. This Policy specifies the level of corporate approval necessary for the Board, its Committees and management to commit our monetary resources and enter into contracts on behalf of ServiceMaster or its subsidiaries.

Among other matters, the revised Policy clarifies that the Board may act through its Committees in order to facilitate the Board's involvement in the management of ServiceMaster.

        Public Accounting Firm Policy.    The Audit and Finance Committee has adopted a Public Accounting Firm Policy in response to the Sarbanes-Oxley Act of 2002 and related regulations which govern ServiceMaster's relationship with its independent auditors. For more information on our Public Accounting Firm Policy, see "Item 3 – Ratification of Selection of Independent Auditors".

        Risk Management and Internal Control over Financial Reporting.    The Audit and Finance Committee designated John Carl as having responsibility for risk assessment and management and Roberto Herencia as having responsibility for compliance with internal control over financial reporting.

        Internal Control Process.    Management regularly reviews ServiceMaster's disclosure controls and procedures and internal control over financial reporting for the purpose of ensuring that required disclosures are made.

        Stock Ownership Policy and Insider Trading Policy.    Each director and member of senior management is expected to maintain ownership of ServiceMaster's common stock. The Committee approved a stock ownership policy requiring each director and member of senior management to hold a number of shares equal to 50% of (i) the vested shares of restricted stock and (ii) the number of option shares granted after providing for payment of the exercise price and taxes. In addition, purchases, sales and other transactions involving the common stock or other equity securities of ServiceMaster by a director or member of senior management must comply with ServiceMaster's Policy Regarding Insider Trading and Confidentiality. This Policy sets forth "window periods" during which directors and senior management may engage in securities transactions and requires pre-clearance by the Chief Financial Officer or General Counsel of proposed transactions.

        Financial Code of Ethics and Code of Conduct.    The Committee approved a Financial Code of Ethics which applies to ServiceMaster's Chief Executive Officer, Chief Financial Officer, Controller, or persons performing similar functions and other designated officers and employees, including the Chief Financial Officer of each ServiceMaster business unit and the Treasurer. A copy of the Financial Code of Ethics was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003 and is available on ServiceMaster's website at http://www.svm.com under "Corporate Governance". ServiceMaster also has a Code of Conduct which applies to directors, officers and employees. The Code of Conduct addresses matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. A copy of the Code of Conduct is available on ServiceMaster's website at http://www.svm.com under "Corporate Governance".

        Compliance Helpline.    The Audit and Finance Committee approved a revised Compliance Helpline. The Compliance Helpline establishes a confidential means for employees of ServiceMaster or other persons to communicate to management or the Board any concerns that they have regarding accounting, internal controls or audit matters or compliance with laws, regulations, policies or the ServiceMaster Code of Conduct.

Governance and Nominating Committee
Sidney E. Harris, Chairman James D. McLennan David K. Wessner

Item 1 – Election of Directors

        Our Board of Directors currently has 11 members. Shareholders elect approximately one-third of the members of the Board annually. Directors are divided into three classes. Each class serves for three years.

        During 2003, the Governance and Nominating Committee conducted a search for potential new director candidates. In May 2003, upon recommendation by the Governance and Nominating Committee, the Board unanimously approved the appointment of John Carl to the Board. Donald Soderquist retired from the Board on March 5, 2004.

        Mr. Soderquist has served as director for over 8 years. We acknowledge with deep appreciation the significant contributions he made to our growth and success. We wish him happiness in his future endeavors.

        It is with great sadness that we announce the passing of Carlos Cantu in September 2003. Carlos Cantu not only served as the President and Chief Executive Officer of ServiceMaster through 1999, but also was a director for over 15 years. We will miss his loyal and dedicated service, leadership and vision, commitment to excellence, management skills and personal integrity.

        The terms of Lord Griffiths of Fforestfach, Sidney Harris and James McLennan will expire at the 2004 annual meeting. Each of these directors has been nominated to stand for reelection and to hold office until our 2007 annual meeting and until his successor is elected and qualified.

        We expect that each nominee will be able to serve if elected as a director. However, if any nominee is not able to serve, the proxy committee may vote for another nominee chosen by our Board.

        The Board of Directors recommends a vote FOR the election of each of the named nominees as directors.

        We describe below the principal occupation and other information about our nominees and directors continuing in office.

    Nominees for Election to Term Expiring 2007

Lord Griffiths of Fforestfach
International advisor to Goldman Sachs International Ltd., an investment banking firm, 1991 to present. He was made a life peer at the conclusion of his service to the British Prime Minister during the period 1985 to 1990. Lord Griffiths is a director of Times Newspapers Holding Ltd., a newspaper company; English, Welsh and Scottish Railways, a railroad company; and Herman Miller, Inc., an office furniture manufacturer. Class of 2004. Age 62. Director since 1992.

Sidney E. Harris
Dean, Robinson College of Business, Georgia State University, 1997 to present. From 1987 to 1997, Dr. Harris was Professor of Management at the Peter F. Drucker Graduate School of Management at the Claremont Graduate School; and he was Dean of the Graduate School of Management, 1991 to 1996. Dr. Harris is a director of Transamerica Investors, Inc., an investment management company; and Total System Services, Inc., a credit/debit card processor. Class of 2004. Age 54. Director since 1994.

James D. McLennan
Chairman and Chief Executive Officer of McLennan Company, a full-service real estate company, 1998 to present. Mr. McLennan was President of McLennan Company from 1987 to 1998. Mr. McLennan is a director of the Advocate Charitable Foundation which is a part of Advocate Health Systems, a healthcare company. Class of 2004. Age 67. Director since 1986.
Directors Continuing in Office
Paul W. Berezny President, Berezny Investments, Inc., a real estate and development company, 1993 to present. Class of 2005. Age 69. Director since 1995.

Roberto R. Herencia
President, Banco Popular North America, a diversified banking institution, 2001 to present. He was Senior Executive Vice President and Chief Operating Officer from 1999 to 2001. Mr. Herencia is Executive Vice President, Head of North America Operations and a member of the Senior Management Council of Popular, Inc., the parent company of Banco Popular North America, 1997 to present. Mr. Herencia is on the Board of Trustees of WTTW — Channel 11; the Museum of Science and Industry; and Le Moyne College. He is on the advisory council of DePaul University. Mr. Herencia is a director of Junior Achievement; and Operation HOPE, Inc. Class of 2005. Age 44. Director since January 2003.

Betty Jane Scheihing
Senior Vice President, Arrow Electronics, Inc., a distributor of electronic components and computer products, 1997 to present. She was a member of Office of the President of Arrow Electronics, Inc. from 1997 to 2002. Ms. Scheihing is a director of Dentsply International, Inc., a designer, developer and manufacturer of dental products; and the Billy Graham Evangelistic Association. Class of 2005. Age 55. Director since January 2003.

Jonathan P. Ward
Chairman and Chief Executive Officer of ServiceMaster, 2002 to present. He served as President and Chief Executive Officer of ServiceMaster from 2001 to 2002. Mr. Ward was President and Chief Operating Officer of R.R. Donnelley & Sons Company, a commercial printing company, 1997 to 2001; and Executive Vice President, Commercial Print Sector, 1995 to 1997. Mr. Ward is a director of J. Jill Group, Inc., a leading marketer of women's apparel and footwear; First Horizon, a diversified financial institution; and Evanston Northwestern Hospital. Class of 2005. Age 49. Director since 2001.

John L. Carl
Retired Senior Vice President and Chief Financial Officer, Allstate Insurance Company, from 1999 to 2002. Mr. Carl was Executive Vice President and Chief Financial Officer of Amoco Corporation, an oil and gas exploration company, from 1994 to 1999. Mr. Carl is a director of Nuveen Investments, an asset management company; and Evanston Northwestern Hospital. Class of 2006. Age 56. Director since May 2003.

Herbert P. Hess
Chairman, North American Management Corporation, an investment management firm, 2001 to present. Mr. Hess was Managing Director of Berents & Hess Capital Management, Inc., an investment management firm, from 1991 to 2001. Class of 2006. Age 67. Director since 1981.

Dallen W. Peterson
Retired Chairman, Merry Maids Limited Partnership, a provider of domestic housecleaning services. He was Chairman of Merry Maids Limited Partnership from 1988 to 1991. Class of 2006. Age 67. Director since 1995.

David K. Wessner
President and Chief Executive Officer of Park Nicollet Health Services, an integrated healthcare delivery system, 1998 to present. From 1994 to 1998, he served as Executive Vice President, HealthSystem Minnesota. Class of 2006. Age 52. Director since 1987.

Board and Committees of the Board

        Our business is managed under the direction of our Board. The Board is kept advised of ServiceMaster's business through regular and special meetings of the Board and its Committees, written reports and analyses and discussions with the Chairman and CEO and other officers.

        During 2003, the Board met seven times. All directors attended the 2003 Annual Meeting of Shareholders, except John Carl, who became a member of the Board subsequent to the meeting. All directors attended 75 percent or more of the meetings of the Board and standing committees on which they served in 2003. The Board has four standing committees: the Audit and Finance Committee, the Compensation and Leadership Development Committee, the Governance and Nominating Committee and the Executive Committee.

Membership and Board Committees

Name	Audit and Finance Committee	Compensation and Leadership Development Committee	Governance and Nominating Committee	Executive Committee
Paul Berezny		X
John Carl	X
Brian Griffiths	X			X
Sidney Harris			C	C
Roberto Herencia	X
Herbert Hess	C			X
James McLennan			X
Dallen Peterson	X
Betty Jane Scheihing		X
Jonathan Ward				X
David Wessner		C	X	X
2003 Meetings	14	6	11	2

  C=Chairperson

        Each Committee has the duties and responsibilities set forth in its respective Charter and regularly assesses the adequacy of its Charter and recommends changes to the Board. In January 2004, each Committee conducted an evaluation of its performance. For a more detailed discussion regarding our corporate governance activities, see "Corporate Governance Report".

        Audit and Finance Committee.    The Board has determined that each of Messrs. Herbert Hess, John Carl and Roberto Herencia is an "audit committee financial expert" as defined under the Securities and Exchange Commission regulations and is independent under New York Stock Exchange listing standards. This Committee, in its capacity as an audit committee, assists the Board in its oversight of the integrity of ServiceMaster's financial statements; ServiceMaster's compliance with legal and regulatory requirements; the independent auditor's qualifications and independence; the performance of ServiceMaster's internal audit function and independent auditor; and prepares an audit committee report for inclusion in the proxy statement. This Committee, in its capacity as a finance committee, assists the Board in its oversight of financial matters affecting ServiceMaster. In addition, the Committee is responsible for appointing, retaining, compensating, evaluating, and terminating, when appropriate, the independent auditor; reviewing with management the adequacy of, and related disclosures in ServiceMaster's quarterly and annual reports, ServiceMaster's disclosure controls and procedures and internal control over financial reporting; discussing with management and the independent auditor the annual and quarterly financial statements, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and discussing policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

        Compensation and Leadership Development Committee.    This Committee has direct responsibility to review and approve corporate goals and objectives relevant to Chief Executive Officer compensation; evaluate the Chief Executive Officer's performance in light of his competencies, corporate goals, objectives and potential; determine and approve the Chief Executive Officer's compensation level based on such evaluation; and prepare a compensation committee report on executive compensation for inclusion in the proxy statement. In addition, the Committee is responsible for establishing the overall compensation structure and executive compensation philosophy and principles of ServiceMaster; reviewing and approving the compensation of ServiceMaster's executives; making recommendations to the Board with respect to non-CEO compensation plans, incentive compensation plans and equity-based compensation plans; and conducting reviews of leadership development strategy, people development strategy and succession planning.

        Governance and Nominating Committee.    This Committee develops and recommends to the Board the corporate governance principles applicable to ServiceMaster; identifies individuals qualified to be Board members, consistent with the criteria approved by the Board; selects or recommends that the Board select the director nominees for the next annual meeting of shareholders; and oversees the evaluation of the Board, its Committees and management.

        Executive Committee.    The Executive Committee may meet instead of the full Board on all matters, except for those matters reserved for the Board by law or our Certificate of Incorporation or Bylaws.

Compensation of Directors

  Fees and Expenses

        In 2003, we compensated each non-employee director for service as a director as follows:

  •
  an annual retainer of $15,000;

  •
  $3,000 for each Board and committee meeting attended;

  •
  $1,000 for each Board and committee conference call;

  •
  a discretionary stock option grant for 7,500 shares; and

  •
  a restricted stock award for 2,500 shares.

        In 2003, the total amount earned by each non-employee director for service as a director was as follows: Paul Berezny, $52,000; John Carl, $18,750; Brian Griffiths, $50,000; Sidney Harris, $75,000; Roberto Herencia, $48,000; Herbert Hess, $83,000; James McLennan, $53,000; Dallen Peterson, $55,000; Betty Jane Scheihing, $40,000; Donald Soderquist, $54,000; and David Wessner, $69,000.

        Mr. Hess' total includes a $5,000 retainer for serving as Chairman of the Audit and Finance Committee. Mr. Wessner's total includes a $5,000 retainer for serving as Chairman of the Compensation and Leadership Development Committee.

        Included in the totals for each of Messrs. Harris, Hess and Wessner is an additional payment of $20,000 in recognition of their contributions made to ServiceMaster as chairmen of standing committees.

        We did not pay Mr. Ward any additional compensation for serving as a director. Additional information regarding Mr. Ward's compensation is included under "Compensation and Leadership Development Report on Executive Compensation" and "Executive Compensation".

        We reimburse our directors for the expenses of attending Board, committee and shareholder meetings.

        C. William Pollard served as a director of ServiceMaster through January 2003 and his compensation is described under "Agreements with Officers and Directors". We did not pay Mr. Pollard any additional compensation for serving as a director.

        Mr. Charles Stair retired from the Board in January 2003, Mr. Vincent Nelson retired from the Board in February 2003 and Ms. Michele Hunt did not seek re-election in 2003. Each of Messrs. Stair, Nelson and Ms. Hunt earned $6,750, $5,750 and $12,250, respectively, for services as directors in 2003.

        In May 2003, the Compensation and Leadership Development Committee, with the assistance of independent advisors, evaluated the existing compensation plan for directors against current and emerging competitive practices. As a result, we modified the non-employee directors' compensation program effective January 1, 2004 to include (1) an annual retainer of $105,000, (2) a retainer of $5,000 for serving on more than one committee, (3) a retainer of $5,000 for serving as the Chairman of the Compensation and Leadership Development Committee and Governance and Nominating Committee, and (4) a $15,000 retainer for serving as the Chairman of the Audit and Finance Committee. Each director must receive at least 50% of the annual retainer as either restricted stock awards or stock option grants.

  Directors Options

        In 2003, directors could choose to participate in the elective options program under the 2001 Directors Stock Plan in lieu of receiving all or a portion of their annual retainer and meeting fees. In 2003, a total of 103,416 elective options were granted to Messrs. Berezny, Harris, Hess and Wessner. Each elective option has the following features:

  •
  an exercise price of 85% of the fair market value of our common stock on the grant date;

  •
  a number of shares determined by dividing the recipient's retainer and meeting fees by 15% of the fair market value of our common stock on the grant date;

  •
  a ten-year term; and

  •
  immediately exercisable.

        The Board may also grant discretionary options and restricted stock to directors. The grant and exercisability of all or a part of a discretionary option and restricted stock is determined by the Board and may be subject to the satisfaction of performance measures. The exercise price of each discretionary option is the fair market value of our common stock on the grant date. On May 21, 2003, the Board granted each non-employee director a discretionary option to purchase 7,500 shares of our common stock. The Board also granted to each non-employee director a restricted stock award for 2,500 shares of our common stock. The 2003 discretionary options, and restricted stock awards, have the following features:

        Options

  •
  an exercise price of $9.96 per share;

  •
  becomes exercisable incrementally in an amount equal to 20% of the shares subject to the initial grant on each of the first five anniversaries of the grant date, which was May 21, 2003;

  •
  expires May 20, 2013; and

  •
  becomes fully exercisable upon a change in control.

        Restricted Stock

  •
  vests incrementally in an amount equal to 20% of the shares subject to the initial grant on each of the first five anniversaries of the grant date, which was May 21, 2003; and

  •
  becomes fully vested upon a change in control.

  Deferred Compensation Plan

        Non-employee directors may elect to defer the receipt of their annual retainer and meeting fees until a later date. Participating directors may invest their deferred amounts in two ways: (1) in a cash account that earns interest based on our average five-year borrowing rate, or (2) in a share equivalent account that is credited with a number of share equivalent units equal to the deferred amount divided by the fair market value of a share of our common stock on the deferred date. The value of a share equivalent unit on any date is equal to the value of a share of our common stock on that date. Share equivalent unit accounts are increased when we pay dividends on our common stock as if the dividend was reinvested in additional shares.

Audit and Finance Committee Report

        The Audit and Finance Committee operates under its Charter adopted by the Board of Directors. All members of the Committee are independent under New York Stock Exchange listing standards.

        The Committee meets regularly with financial management and the independent auditors of ServiceMaster to review the accounting principles, policies and practices. The Committee also reviews with the auditors and ServiceMaster's management, accounting, financial and operating controls.

        The Committee reviews the scope of audits with the internal and independent auditors, as well as the annual audit plan. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of examinations, the evaluations of ServiceMaster's internal controls, and the overall quality of ServiceMaster's financial reporting. The performance of the independent auditors and the internal auditors is reviewed by the Committee.

        Each year the Committee selects the firm of independent auditors to audit the accounts and records of ServiceMaster and our subsidiaries. The Committee met fourteen times in 2003.

        As part of its oversight of ServiceMaster's financial statements, the Committee reviews and discusses with management and our independent auditors all annual and quarterly financial statements prior to their issuance. The Committee has discussed with Deloitte & Touche LLP, our independent auditors for 2003, the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee has also received the written disclosure and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche LLP their independence. Based on the foregoing reviews and discussions, the Committee has recommended to the Board that ServiceMaster's consolidated financial statements for the year ended December 31, 2003 be included in our Annual Report on Form 10-K.

Audit and Finance Committee
Herbert P. Hess, Chairman John L. Carl Brian Griffiths Roberto R. Herencia Dallen W. Peterson

Item 2 – Proposal to Approve the ServiceMaster 2004 Employee Stock Purchase Plan

        The Board of Directors is asking that the shareholders approve the ServiceMaster 2004 Employee Stock Purchase Plan (the "ESPP"). The ESPP was adopted by the Board on March 5, 2004, to become effective April 30, 2004, subject to shareholder approval at the annual meeting. The ServiceMaster Employee Share Purchase Plan and the ServiceMaster International Employee Stock Purchase Plan will terminate as of the date of the annual meeting, whether or not the ESPP is approved by shareholders.

        The purpose of the ESPP is to provide employees of ServiceMaster and its participating subsidiaries and related entities added incentive to promote the best interests of these companies by permitting eligible employees to purchase shares of our common stock through payroll deductions or other contributions and supplemented by contributions by the participating employers. The ESPP is not intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

Description of ESPP

        The following description of the ESPP is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix C and incorporated herein by reference.

        Administration.    The ESPP will be administered by the Compensation and Leadership Development Committee (the "Committee"). The Committee will have full power and authority to interpret and administer the ESPP, to establish rules and regulations relating to the ESPP and to make all other determinations it deems appropriate for the proper administration of the ESPP.

        Shares Available.    The maximum number of shares available for purchase under the ESPP will be 3,000,000, subject to adjustment in the event of certain changes to ServiceMaster's capital structure as described in the ESPP. Shares purchased under the ESPP may be any combination of authorized and newly issued shares, shares purchased by ServiceMaster in the open market or other shares held by ServiceMaster as treasury shares.

        Eligibility.    An employee of ServiceMaster or any other participating employer is eligible to participate in the ESPP if the employee is at least 18 years old and has been continuously employed by the participating employer for at least 90 consecutive days. Service providers who are not classified by a participating employer as an employee are not eligible to participate in the ESPP. As of March 5, 2004, approximately 33,200 employees would be eligible to participate in the ESPP.

        Participation and Payroll Deductions.    Eligible employees may purchase shares of our common stock at the end of each monthly purchase period (as described below) with amounts accumulated during the purchase period through payroll deductions and employer contributions. To participate in the ESPP, an eligible employee must submit an election form stating the amount of the requested payroll deduction. The amount of the payroll deduction may not exceed 10% of the employee's compensation paid during the purchase period. A participant's compensation includes base compensation, bonuses, commissions and overtime pay, but no other pay or reimbursements. The Committee may allow participants to make contributions to the ESPP by means other than payroll deduction. Amounts accumulated are credited to an account maintained by or on behalf of ServiceMaster. No interest is paid on the amounts credited to these accounts.

        Deduction Changes and Suspension.    Participants may change their rate of payroll deduction or suspend participation in the ESPP at any time. A participant's participation will be suspended automatically if the participant dies, terminates employment or otherwise is no longer eligible to participate. After a suspension, the amount credited to the participant's account will be used to purchase shares of common stock as of the next purchase date. A participant can again participate in the ESPP by filing a new election form. Participation in the ESPP is automatically suspended for six months if the participant elects a hardship withdrawal from ServiceMaster's 401(k) plan.

        Employer Contributions.    As of the last day of each calendar month, ServiceMaster will credit each participant's ESPP account with an amount equal to 15% of the payroll deduction contributed by the participant during that month.

        Purchase of Shares.    Shares of our common stock will be offered under the ESPP through successive monthly purchase periods. Not later than the second business day after the last day of each monthly purchase period, the amount credited to a participant's account on the last day of the purchase period is used to purchase shares of common stock. Shares are purchased at a cost of 100% of their fair market value on the purchase date. The fair market value of a share on a purchase date will be the closing transaction price of a share of common stock as reported on the New York Stock Exchange on that date or, if there are no reported transactions on that date, on the next preceding date for which a transaction was reported. On March 5, 2004, the fair market value per share of our common stock was $11.03. Dividends on shares purchased and held in a participant's ESPP account are credited to the account and are used to purchase additional shares as of the next monthly purchase date. Certificates representing the shares purchased and held in a participant's account will be delivered to the participant upon his or her request.

        Transferability of Purchase Rights.    A participant's rights under the ESPP are not transferable by the participant during his or her lifetime.

        Termination of Employment.    When a participant terminates employment for any reason, payroll deductions under the ESPP cease, the amount credited to the participant's account will be used to purchase shares as of the next monthly purchase date, and certificates for the shares held for the participant will be distributed to the participant or, in the case of the participant's death, the participant's successor in interest.

        Amendment and Termination of the ESPP.    The Board or the Committee may amend the ESPP at any time, subject to shareholder approval for any increase in the number of shares available under the ESPP or any material modification of the ESPP. The Board or the Committee may also terminate the ESPP at any time at their discretion. The ESPP will terminate automatically if the maximum number of shares available under the ESPP have been purchased. If the ESPP is terminated, the amount credited to each participant's account will be paid to the participant in cash, and certificates for the shares credited to such participant's account will be delivered to the participant upon his or her request.

        Modifications for Non-U.S. Employees.    To the extent the ESPP is offered to employees of ServiceMaster who reside outside the U.S., the Committee may modify the ESPP or adopt procedures or subplans as necessary to comply with the laws of the jurisdictions in which such employees reside.

Federal Income Tax Consequences

        The following discussion summarizes general principles of federal income tax law, as of the date hereof, which apply to the ESPP and the shares of our common stock acquired under the ESPP.

        Payroll deductions made under the ESPP are reported as part of a participant's income for the year in which these amounts otherwise would have been paid to the participant. Accordingly, contributions to the ESPP are made on an after-tax basis.

        As of each purchase date, each participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares of our common stock purchased with the amount that ServiceMaster contributed to the participant's account. ServiceMaster is entitled to a deduction for federal income tax purposes in the same amount. ServiceMaster is required to withhold federal income and employment taxes on the amount of compensation that a participant recognizes with respect to the purchase of shares.

        A participant will recognize gain or loss when the participant sells shares purchased under the ESPP. The amount of gain or loss will be the difference between the amount the participant receives on the sale of the shares and the participant's cost basis in the shares. The cost basis in the shares will be equal to the purchase price of the shares, which amount may be reduced if ServiceMaster makes any distribution to shareholders that is treated as a return of capital for tax purposes. The gain or loss will be long-term or short-term depending upon whether the shares have been held for more than one year.

        The foregoing discussion does not address the possible tax consequences under local, state or foreign tax laws, and is not intended to provide tax advice to participants in the ESPP. The discussion is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to participants in the ESPP.

New Plan Benefits

        The benefits that might be received by employees under the ESPP cannot be determined because the benefits depend upon the degree of participation by employees and the trading price of our common stock in future offering periods.

        The Board of Directors recommends a vote FOR approval of the ESPP.

Item 3 – Ratification of Selection of Independent Auditors

        The Audit and Finance Committee has selected Deloitte & Touche LLP as our independent auditors for 2004. A representative of Deloitte & Touche LLP will be present at the meeting. The representative will be given the opportunity to make a statement and respond to appropriate questions.

        On May 20, 2002, ServiceMaster, with the approval of the Board of Directors and the Audit and Finance Committee, dismissed Arthur Andersen LLP as its independent auditors and engaged Deloitte & Touche LLP as its new independent auditors. The appointment of Deloitte & Touche LLP became effective on May 22, 2002. During the two fiscal years ended December 31, 2001 and 2000, and the interim period subsequent to December 31, 2001, and through May 20, 2002, there were no disagreements between ServiceMaster and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its reports on ServiceMaster's consolidated financial statements for such periods. Arthur Andersen's report on ServiceMaster's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2001 and 2000 and the interim period from January 1, 2002 through May 20, 2002, there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K. During the years ended December 31, 2001 and 2000, and through May 20, 2002, ServiceMaster did not consult with Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on ServiceMaster's consolidated financial statements, or any matter that was the subject of a disagreement or reportable event, as described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

  Audit and Non-Audit Fees

        The Audit and Finance Committee has a Public Accounting Firm Policy concerning approval of all audit, audit-related and non-audit related services to be provided by our independent auditors. The policy requires that all services provided to ServiceMaster by Deloitte & Touche LLP, including audit services and permitted audit-related and non-audit related services, be pre-approved by the Committee. The Committee approved all audit, audit-related and non-audit services provided by Deloitte & Touche LLP during 2003.

        The following table presents fees and expenses for professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for 2003 and 2002 and fees for audit-related services; tax services and all other services rendered by Deloitte & Touche LLP for 2003 and 2002. The audit services and expenses for 2002 were in connection with the 2002 audit and the 2001 and 2000 re-audit. (The table includes total services and expenses paid to the independent auditor. The table in the 2003 proxy statement did not include expenses.)

	2003 ($)	2002 ($)
(1) Audit services and expenses	2,545,000	5,745,000
(2) Audit related services (a)	515,000	50,000
(3) Tax services (b)	835,000	1,045,000
(4) All other services	–	–

(a)
Principally audits of employee benefit plans and other related services with respect to internal controls.

(b)
Principally tax compliance, Internal Revenue audit services and tax examination assistance.

        The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2004.

Ownership of our Common Stock

        This table shows how many shares of our common stock certain individuals and entities beneficially owned on March 5, 2004, unless otherwise noted. These individuals and entities include: (1) owners of more than 5% of our outstanding common stock, (2) our directors, (3) the five executive officers named in the summary compensation table, and (4) all directors and executive officers as a group. A person has beneficial ownership over shares if the person has sole or shared voting or investment power over the shares or the right to acquire that power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below.

Name of Beneficial Owner	Number of Shares Owned(1)	Percent of Class(%)
Capital Research and Management Company (2)	33,441,350	11.37
Ariel Capital Management, Inc. (3)	25,941,742	8.78
Paul W. Berezny (4)	1,511,576	*
John L. Carl	10,393
Mitchell T. Engel	135,202	*
Brian Griffiths	169,525	*
Sidney E. Harris	139,139	*
Roberto R. Herencia	10,893	*
Herbert P. Hess	325,863	*
Jim L. Kaput	226,490	*
James D. McLennan	119,165	*
Ernest J. Mrozek	1,412,429	*
Dallen W. Peterson	2,080,701	*
Steven C. Preston	968,439	*
Betty Jane Scheihing	10,393	*
Jonathan P. Ward	1,533,938	*
David K. Wessner (5)	1,287,031	*
All directors and executive officers as a group (21 persons)	12,230,483	4.16
*Less than one percent.

(1)	Includes shares which the directors and the named executive officers have the right to acquire prior to May 4, 2004 through the exercise of stock options as follows: Mr. Berezny, 166,759 shares; Mr. Engel, 92,000 shares; Mr. Griffiths, 162,132 shares; Mr. Harris, 129,826 shares; Mr. Hess, 106,078 shares; Mr. Kaput, 162,874 shares; Mr. McLennan, 82,048 shares; Mr. Mrozek, 951,302 shares; Mr. Peterson, 36,375 shares; Mr. Preston, 892,419 shares; Mr. Ward, 1,338,005 shares; and Mr. Wessner, 173,006 shares. Does not include common stock equivalents under The ServiceMaster Company 2002 Directors Deferred Fees Plan or the ServiceMaster Deferred Compensation Plan. At December 31, 2003, the directors and the named executive officers held common stock equivalents under those plans as follows: Mr. Berezny, 1,405 shares; Mr. Engel, 4,564 shares; Mr. Griffiths, 796 shares; Mr. Harris, 13,702 shares; Mr. Hess, 84,043 shares; Mr. Kaput, 4,991 shares; Mr. McLennan, 3,493 shares; Mr. Mrozek, 3,081 shares; Mr. Peterson, 3,466 shares; Mr. Preston, 16,784 shares; and Mr. Wessner, 58,376 shares. At December 31, 2003 Mr. Ward held 22,500 stock units and 15,000 restricted stock units under the ServiceMaster 2003 Equity Incentive Plan. All directors and executive officers as a group have the right to acquire prior to May 4, 2004 through the exercise of stock options 5,270,906 shares of our common stock.

(2)
Capital Research and Management Company is an investment advisor located at 333 South Hope Street, Los Angeles, California 90071. According to its Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 2003, it had sole investment power as to 33,441,350 shares.
(3)
Ariel Capital Management, Inc. is an investment advisor located at 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601. According to its Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 2003, it had sole voting power as to 20,775,873 shares and sole investment power as to 25,819,072 shares.
(4)
Includes 540,064 shares as to which Mr. Berezny has shared voting and sole investment power, and 664,244 shares as to which he has shared voting and investment power. Mr. Berezny disclaims beneficial ownership of 61,192 shares owned by his child.
(5)
Includes 251,300 shares as to which Mr. Wessner has sole voting and shared investment power, and 603,566 shares as to which Mr. Wessner has shared voting and investment power. Mr. Wessner is a director of Director Investment Co., he disclaims beneficial ownership of 545,620 shares by held by Director Investment Co.

Compensation and Leadership Development Committee Report on Executive Compensation

        All members of this Committee are "independent" under New York Stock Exchange listing standards; "outside directors" within the meaning of regulations under Section 162(m) of the Internal Revenue Code of 1986; and "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee has overall responsibility for determining the total compensation of ServiceMaster's executive officers as well as administering the annual bonus plan, corporate performance plan, stock-based compensation plans, 401(k) plan and deferred compensation plan. No member of the Committee is a current or former employee of ServiceMaster or participates in any of the executive compensation programs.

  Objectives

        ServiceMaster's compensation plans for executive officers are designed to:

  •
  attract, motivate and retain executives;

  •
  align the interests of executive officers with those of the shareholders through the use of equity-based incentive awards that link a significant portion of compensation to stock performance; and

  •
  emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and other critical objectives.

        To meet these objectives, the Committee considers objective and subjective factors in making pay decisions for the executive officers. These factors include competitive pay practices, historical compensation levels and individual performance and potential. Companies used for executive compensation pay comparison purposes include a broad group of companies similar in size to ServiceMaster. These companies include some of the companies contained in the Standard & Poor's 1500 Diversified Commercial Services Index used in the performance graph.

  Executive Officer Compensation Components

        For 2003, the compensation package for executive officers consisted primarily of the following components:

  •
  base salary;

  •
  annual incentive compensation under our Annual Bonus Plan ("ABP");

  •
  awards under our Corporate Performance Plan ("CPP");

  •
  stock options; and

  •
  restricted stock.

  Total Compensation

        Total compensation is comprised of both annual and long-term compensation. Annual compensation consists of base salary and at-risk ABP and CPP compensation. For executive officers, more than 50% of annual compensation is at-risk. Long-term compensation consists of stock options and restricted stock which links executive officers' long-term economic interest to that of the shareholders.

        In designing total compensation, base salaries are targeted at or below the median of comparable companies. When ServiceMaster achieves its performance targets under the ABP, base salary and ABP compensation will be equal to or slightly above the fiftieth percentile for comparable companies. When ServiceMaster achieves its performance targets under the ABP and CPP, total compensation (base salary, ABP and CPP) is targeted to be at or slightly above the seventy-fifth percentile for comparable companies.

  Base Salary

        The Committee reviews and approves the Chief Executive Officer's and each other executive officer's salary taking into consideration comparable market data for similar positions, as provided by an independent outside consultant. The Committee also considers the executive officer's, the business unit's and ServiceMaster's performance.

  Annual Bonus Plan

        The ABP provides for annual incentive compensation based upon the extent to which ServiceMaster and/or individual business units achieve their performance targets established at the beginning of the year. The percentage awarded to an executive officer can range from 0% to 120% of base salary. In the case of the Chief Executive Officer, the percentage awarded can reach 175% of base salary. No ABP payment is earned if performance is below a pre-determined threshold. In conjunction with the cost savings initiatives implemented by management, the Committee determined not to pay the portion of ABP based on consolidated enterprise performance to executive officers in 2003.

  Corporate Performance Plan

        Awards under the CPP are based on achieving pre-established performance targets. The total target award for all participants in 2003 was 2.29% of pre-tax income for that year, or $7.0 million. CPP payments are based on the following two targets: (1) achieving greater than 80% of budgeted pre-tax income from continuing operations; and (2) three-year average net income exceeding our cost of capital. If ServiceMaster achieves less than 80% of the budgeted pre-tax income from continuing operations the amount earned is zero for that specific target. If the three-year average net income does not exceed our cost of capital, then the amount earned is zero for that specific target. A payment may still be made if only one target is achieved.

        Under the CPP, each participant's account has an administrative credit amount equal to the participant's target award. This administrative credit is designed to reduce the possibility of a payout that is substantially below or above the target award for the year. Each year, the amount earned is calculated and credited to the participant's account balance. Each participant receives an annual payment equal to 40% of his or her account balance. The remaining account balance is carried over to the following year. In October 2003, the Committee determined that the participant's account balance added unnecessary complexity. The Committee approved the elimination of the account balance and the distribution of the remaining funds (after deducting the administrative credit) in each participant's account balance. This distribution is reflected in the summary compensation table.

        After reviewing ServiceMaster's results for 2003, management determined that 80% of the pre-tax income for 2003 budgeted at the beginning of 2003 was achieved, but that 80% of pre-tax income for 2003 budgeted at the beginning of 2002 was not achieved. Consequently, $2.9 million of the $7.0 million total target award was earned for 2003. However, in conjunction with cost savings initiatives implemented by management the Committee approved the reduction of the potential payout to $1.5 million. This $1.5 million payment was made to selected participants in CPP including executive officers, in the form of a total of 130,435 shares of restricted stock.

  Stock Options and Restricted Stock

        The Committee believes that employee stock ownership effectively aligns the interests of employees with those of shareholders and provides a strong motivation to build shareholder value. In July 2003, ServiceMaster established a stock ownership policy for directors and senior management. For a more detailed discussion regarding a stock ownership policy see "Governance and Nominating Committee Report". Stock options and restricted stock are the key elements of the long-term compensation program. The number of stock options granted and restricted stock awarded is based on the executive officer's position, experience and performance. Option grants and shares of restricted stock awards are generally made to executive officers once a year. The options have an exercise price equal to the fair market value of a share of common stock on the grant date and become exercisable over a five-year period. Restricted stock awards vest over a five-year period. The 2003 options have a term of ten years. On July 30, 2002, ServiceMaster announced it would begin accounting for stock options as compensation expense in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", beginning in 2003. Grants are expensed over the stock option vesting period based on the fair market value at the date the options are granted.

  Chief Executive Officer

        For 2003, Mr. Ward's base salary of $725,000 was identical to his 2002 salary. Mr. Ward requested and the Committee agreed not to increase his salary for 2003 due to a failure to increase shareholder equity in 2002.

        Under Mr. Ward's leadership in 2003, Mr. Ward developed and communicated the enterprise strategic plan to the Board and the investment community. This strategy separates ServiceMaster from local and national competition by delivering a distinctive, branded service experience. In conjunction with the enterprise strategic plan, the value propositions were developed and are being implemented across the enterprise. Mr. Ward also initiated implementation of a succession planning process along with a revised performance management system in 2003. In addition, Six Sigma became accretive to earnings with an enterprise cost savings equaling $17.3 million compared to a goal of $10 million.

        2003 financial performance was flat compared to 2002. Management implemented cost savings initiatives that affected all levels of employees from the technician in the field up to and including the CEO. In light of these initiatives, the Committee determined not to pay Mr. Ward any ABP. Under the CPP, Mr. Ward's 2003 target award was $700,000. As a result of achieving 80% of only one of the two budgeted pre-tax income targets from continuing operations, Mr. Ward would have earned $292,100 under CPP in 2003. In lieu of receiving a payment under the CPP, Mr. Ward was granted 16,261 shares of restricted stock, with a grant value of $174,481, as reflected in the summary compensation table, using a valuation of $10.73 per share. As described above, the Committee eliminated the CPP account balance mechanism and distributed remaining funds after deducting the administrative credit. Mr. Ward's account balance from prior year earnings was distributed in the amount of $115,080.

        In October 2003, the Committee reviewed the two convertible debentures purchased by Mr. Ward upon the commencement of his employment with ServiceMaster in 2001, including the loans from ServiceMaster that Mr. Ward used to finance the purchase price of one debenture and 50% of the purchase price of the second debenture. The terms of the transaction are described under "Agreements with Officers and Directors". The Committee decided to redeem the debentures and grant Mr. Ward 22,500 restricted stock units and 15,000 stock units. Mr. Ward repaid the loans with the redemption proceeds. In March 2003 Mr. Ward was granted a ten-year option to purchase 172,000 shares of common stock at an exercise price of $9.88 and 75,578 shares of restricted stock.

  Million Dollar Cap

        Section 162(m) of the Code limits ServiceMaster's ability to deduct from its income compensation in excess of $1,000,000 paid to our named executive officers. The limitation does not apply to qualified performance-based compensation, provided that certain conditions are satisfied, including the attainment of performance goals approved by our shareholders. Our ABP, CPP and ServiceMaster 2003 Equity Incentive Plan allow for qualified performance-based compensation. Nevertheless, the Committee retains the discretion it deems necessary to compensate named executive officers in a manner commensurate with performance and competitive compensation levels even if as a result ServiceMaster is unable to deduct from its income all of the compensation paid to a named executive officer.

Compensation and Leadership Development Committee
David K. Wessner, Chairman Paul W. Berezny Betty Jane Scheihing

Executive Compensation

        The following table summarizes the compensation paid during 2001, 2002 and 2003 to our Chairman and Chief Executive Officer and our four other most highly compensated executive officers. We refer to these five executive officers as the named executive officers.

Summary Compensation Table

		Annual Compensation					Long Term Compensation
							Awards			Payouts
			Bonus($)				Restricted Stock Award(s) ($)		Securities Underlying Options SAR(#)
Name and Principal Position					Other Annual Compensation ($)					All Other Compensation ($)(2)
	Year	Salary($)	ABP	CPP(1)
Jonathan P. Ward Chairman and Chief Executive Officer	2003 2002 2001	725,000 725,000 700,000	0 736,781 1,050,000	115,080 518,720 409,200	76,495 63,739	(3) (3)	746,710 429,375 174,481	(4)(5)(6)	172,000 425,000 1,633,605	43,443 57,414 4,420
Ernest J. Mrozek President and Chief Financial Officer	2003 2002 2001	550,331 550,331 450,000	0 386,375 337,500	93,606 438,104 286,440			252,483 148,310	(4)(6)	133,333 300,000 250,000	2,600 5,200 4,420
Steven C. Preston Executive Vice President	2003 2002 2001	464,000 446,000 425,000	0 313,491 355,000	80,556 363,104 286,440			126,247 122,140 110,800	(4)(6)	66,667 100,000 250,000	2,600 5,200 4,420
Jim L. Kaput Senior Vice President and General Counsel	2003 2002 2001	383,000 350,000 260,000	0 256,413 256,000	40,416 203,744 81,840			126,247 69,799 110,800	(4)(6)	66,667 85,000 75,000	2,380 1,204 3,430
Mitchell T. Engel Chief Marketing Officer	2003 2002	339,166 243,750	0 325,000	28,275 162,500			113,620 69,799	(4)(6)	60,000 200,000	12,686 4,656

(1)
Consists of amounts distributed in connection with the elimination of the CPP account balance mechanism described in the Compensation and Leadership Development Committee Report on Executive Compensation.

(2)
All other compensation for 2003 consists of ServiceMaster contributions under our 401(k) plan and deferred compensation plan (Mr. Ward, $2,600; Mr. Mrozek, $2,600; Mr. Preston, $2,600; Mr. Kaput, $1,300; and Mr. Engel, $2,476), and ServiceMaster matching contributions under the ESPP (Mr. Ward, $22,287; Mr. Kaput, $1,080; and Mr. Engel, $10,210), and imputed interest income of $18,556 on a loan to Mr. Ward that was paid in full by Mr. Ward in 2003.

(3)
Includes $36,243 and $30,107 for personal use of company aircraft and $29,459 and $23,943 in club dues and membership fees for 2003 and 2002, respectively.

(4)
Restricted stock awards were granted valued at the closing price of ServiceMaster stock as of March 18, 2003, the grant date, at $9.85 per share. Restricted stock vests incrementally in an amount equal to 20% of the shares subject to the initial grant on each of the first five anniversaries of the grant date. As of December 31, 2003 the number and value of the restricted stock held by each of the named executive officers was: Mr. Ward, 90,578 shares (includes 15,000 restricted stock units) at $1,317,359; Mr. Mrozek, 25,555 shares at $297,718; Mr. Preston, 18,778 shares at $218,764; Mr. Kaput, 18,778 shares at $218,764; and Mr. Engel, 11,500 shares at $133,975. Dividend equivalents are paid on restricted stock at the same rate and time as to all shareholders of ServiceMaster.

(5)
15,000 stock units and 22,500 restricted stock units valued at the closing price of ServiceMaster stock as of December 18, 2003, at $11.45 per share, the grant date. The stock units were vested on the grant date. The restricted stock units vest incrementally on December 31, 2003-2005.

(6)
As part of the 2003 cost savings initiatives, restricted stock awards were granted in lieu of receiving a 2003 bonus under the CPP and were valued at the closing price of ServiceMaster stock as of February 13, 2004, at $10.73 per share, the grant date. The restricted stock vests incrementally in an amount equal to 20% of the shares subject to the initial grant on each of the first five anniversaries of March 1, 2004.

        The following table contains information about stock option grants made to the named executive officers in 2003.

Option Grants in 2003

Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in 2003	Exercise Price ($/Sh)	Expiration Date	Grant Date Value($)(2)
Jonathan P. Ward	172,000	7.84	9.88	03/17/13	350,880
Ernest J. Mrozek	133,333	6.08	9.88	03/17/13	271,999
Steven C. Preston	66,667	3.04	9.88	03/17/13	136,000
Jim L. Kaput	66,667	3.04	9.88	03/17/13	136,000
Mitchell T. Engel	60,000	2.74	9.88	03/17/13	122,400

(1)
Each option has an exercise price per share equal to the fair market value of our common stock on the grant date. Each option becomes exercisable incrementally in an amount equal to 20% of the shares subject to the initial grant on each of the first five anniversaries of the grant date, which was March 18, 2003. Each option becomes fully exercisable upon a change in control.

(2)
In accordance with Securities and Exchange Commission rules, we have used the Black-Scholes option pricing model to estimate the grant date present value of the ServiceMaster options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The actual value of the options in this table depends upon changes in the market price of stock during the applicable period. We made the following assumptions when calculating the grant date present value of ServiceMaster options: the option will be exercised after seven years, volatility of 30.8%, annual dividend yield of 4.2% and an interest rate of 3.6%.

Aggregated Option Exercises in 2003 and Year-End 2003 Option Values

	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 Exercisable/Unexercisable(#)	Value of Unexercised In-the-Money Options at December 31, 2003 Exercisable/Unexercisable($)(1)
Jonathan P. Ward	0	0	968,605/1,262,000	1,012,000/1,166,940
Ernest J. Mrozek	15,308	30,217	798,136/646,355	752,810/613,978
Steven C. Preston	0	0	791,086/535,763	571,360/540,665
Jim L. Kaput	0	0	107,541/219,667	128,025/231,601
Mitchell T. Engel	0	0	40,000/220,000	0/106,200

(1)
Based on the closing price of ServiceMaster common stock of $11.65 on December 31, 2003.

Equity Compensation Plan Information

        Except as described in the first footnote, the following table contains information, as of December 31, 2003, about common stock that may be issued under our equity compensation plans. The table does not include information regarding the ServiceMaster 2004 Employee Stock Purchase Plan, for which we are seeking shareholder approval at the annual meeting. For a more detailed discussion regarding the ServiceMaster 2004 Employee Stock Purchase Plan see "Item 2 – Proposal to Approve the ServiceMaster 2004 Employee Stock Purchase Plan".

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by shareholders	31,049,025		$12.2109		18,627,800	(1)
Equity compensation plans not approved by shareholders	2,991,913	(2)	$15.9547	(3)	0	(4)
Total	34,040,938				18,627,800

(1)
Reflects shares available under the ServiceMaster 2003 Equity Incentive Plan, including up to 3,449,810 shares available for restricted stock awards, as well as shares available under the ServiceMaster 2001 Directors Stock Plan (the "2001 Directors Stock Plan"), including up to 2,290,000 shares available for restricted stock awards. The 2001 Directors Stock Plan, as approved by shareholders, did not have a termination date and permitted awards up to 700,000 shares annually, including restricted stock awards of up to 300,000 shares. In January 2003 the Board amended the 2001 Directors Stock Plan to provide that it will terminate in April 2011.

(2)
Includes options to purchase ServiceMaster common stock issued in connection with ServiceMaster's acquisition of American Residential Services, Inc. and LandCare USA, Inc., as well as options to purchase ServiceMaster common stock issued in connection with the merger of WeServeHomes.com into a wholly owned subsidiary of ServiceMaster. Upon the consummation of each of these transactions, each outstanding option to purchase common stock of the acquired company was converted into an option to purchase shares of ServiceMaster common stock. ServiceMaster cannot grant any additional awards under the equity compensation plans pursuant to which the options that were converted were originally issued. The following table reflects information with respect to the options described in this footnote that were outstanding at December 31, 2003.

Transaction	Number of Option Shares	Weighted Average Exercise Price
American Residential Services	403,019	$39.7635
LandCare USA	196,269	$15.3719
WeServeHomes.com	107,012	$13.87
(3)
Does not reflect 211,142 shares issuable pursuant to the ServiceMaster Deferred Compensation Plan (the "Deferred Compensation Plan") or 269,471 shares issuable pursuant to The ServiceMaster Company 2002 Directors Deferred Fees Plan (the "Directors Deferred Fees Plan"), because the concept of an exercise price is not meaningful under either plan. The material features of each plan are described below.

(4)
None of the ServiceMaster Employee Share Purchase Plan (the "SPP"), the ServiceMaster International Employee Stock Purchase Plan (the "International ESPP"), the Deferred

  Compensation Plan or Directors Deferred Fees Plan contains a limit on the number of shares available thereunder. The material features of each plan are described below.

        The material features of each of our equity compensation plans that was adopted without shareholder approval are described below:

        SPP.    The SPP is not a qualified employee stock purchase plan under Section 423 of the Code. Employees with at least 90 consecutive days of service can participate in the SPP. Each participant can elect to have any percentage or dollar amount of his or her salary deducted from what would otherwise be paid to the participant and credited to the participant's account under the plan. ServiceMaster will credit to each participant's account an amount equal to 15% of the participant's payroll deduction on a monthly basis. The credit will be determined only on payroll deductions not in excess of 10% of the participant's monthly compensation. Amounts are credited to each participant's account as soon as administratively possible after the last day of the calendar month. Shares are purchased for each participant's account at fair market value.

        International ESPP.    The International ESPP is not a qualified employee stock purchase plan under Section 423 of the Code. United Kingdom employees with at least 12 months of service can participate in the International ESPP. Each participant can elect to have any percentage or dollar amount of his or her salary deducted from what would otherwise be paid to the participant and credited to the participant's account under the plan. ServiceMaster will credit to each participant's account an amount equal to 15% of the participant's payroll deduction on a quarterly basis. The credit will be determined only on payroll deductions not in excess of 10% of the participant's previous year's earnings. Amounts are credited to each participant's account as soon as administratively possible after the last day of the quarter. Shares are purchased for each participant's account at fair market value.

        Deferred Compensation Plan.    The Deferred Compensation Plan allows participants to defer the receipt of a portion of their compensation. Deferred compensation is credited to a bookkeeping account, where it is deemed invested in a variety of investment vehicles, including a share equivalent account. A share equivalent is a bookkeeping unit credit equivalent to one share of our common stock. Share equivalent balances are increased when we pay dividends on our common stock as if the dividend was reinvested in additional shares. Amounts deferred into a share equivalent account may not be transferred into other investment alternatives. Share equivalents are paid in shares of ServiceMaster common stock upon distribution. The share equivalent alternative was eliminated for future deferrals as of January 1, 2004.

        Directors Deferred Fees Plan.    The Directors Deferred Fees Plan allows non-employee directors to defer receipt of a portion of their annual retainer and meeting fees. Deferred amounts are credited to a bookkeeping account, where it is deemed invested in a variety of investment vehicles, including a share equivalent account. A share equivalent is a bookkeeping unit credit equivalent to one share of our common stock. Share equivalent balances are increased when we pay dividends on our common stock as if the dividend was reinvested in additional shares. Amounts deferred into the share equivalent account may not be transferred into other investment alternatives. Share equivalents are paid in shares of ServiceMaster common stock upon distribution.

  Certain Options

        On March 16, 2001, Mr. Pollard, who was Chairman at that time, was granted an option to purchase 250,000 shares of ServiceMaster common stock. The option has an exercise price of $10.52 per share. This option becomes exercisable incrementally equal to 20% of the shares subject to the initial grant on each of the first five anniversaries of the grant date, which was March 16, 2001.

        On February 8, 2002, Mr. Ward was granted an option to purchase 425,000 shares of ServiceMaster common stock, of which 175,000 shares are not subject to a shareholder approved plan. The option has an exercise price of $13.83 per share. This option becomes exercisable incrementally in an amount equal to 20% of the shares subject to the initial grant on each of the first five anniversaries of the grant date, which was February 8, 2002.

Agreements with Officers and Directors

  Jonathan P. Ward

        On February 12, 2001, Jonathan Ward became the President, Chief Executive Officer and a director of ServiceMaster. In January 2001, Mr. Ward purchased from ServiceMaster a 5.50% convertible debenture due January 9, 2011, with a face value of $1,050,000. ServiceMaster loaned Mr. Ward the entire amount of the purchase price through a 5.50% full recourse loan due January 9, 2011. In May 2001, Mr. Ward purchased a second 5.50% convertible debenture due May 10, 2011, with a face value of $1,083,000. ServiceMaster loaned 50% of the purchase price of this second debenture with a 5.50% full recourse note due May 10, 2011. In order to eliminate the outstanding loans, in October 2003, ServiceMaster redeemed and cancelled the two convertible debentures issued to Mr. Ward. In connection with the redemption and cancellation of the convertible debentures, ServiceMaster paid Mr. Ward (1) $1,050,000 plus accrued interest of $15,821 and (2) $1,083,000 plus accrued interest of $16,319, totaling $2,165,140. Mr. Ward paid ServiceMaster a total of $1,615,482 in full payment of the January 9, 2001 and May 10, 2001 loans, as follows: (1) $1,050,000 plus accrued interest of $15,822 and (2) $541,500 plus accrued interest of $8,160. In connection with Mr. Ward's agreement in 2001 to become our Chief Executive Officer, ServiceMaster loaned Mr. Ward $500,000. This loan was full recourse and without interest. In October 2003, Mr. Ward paid ServiceMaster $500,000 in full satisfaction of the loan. Additional information regarding Mr. Ward's compensation is included under "Compensation and Leadership Development Committee Report on Executive Compensation" and "Executive Compensation".

  Ernest J. Mrozek

        In January 2004, Ernest Mrozek became President and Chief Financial Officer of ServiceMaster. ServiceMaster and Mr. Mrozek entered into an employment agreement. Mr. Mrozek receives an annual salary of not less than $550,000. Mr. Mrozek's annual bonus target is 100% of his salary. Mr. Mrozek's annual target payout under our CPP is not less than $595,000 and his target annual equity-based compensation value must be consistent with his 2003 target value of $659,000. The actual payouts under the annual bonus plan and CPP (which was zero in 2003) are subject to satisfaction of performance criteria. The actual value of equity awards is subject to stock price performance and, if applicable, other performance criteria established by the Compensation and Leadership Development Committee. Mr. Mrozek receives those employee benefits which ServiceMaster makes available to its executives, including but not limited to medical, dental, life and disability insurance, four weeks paid vacation, the use of an automobile and a club membership.

        If Mr. Mrozek's employment with ServiceMaster is terminated on or prior to June 30, 2005 by ServiceMaster without cause or by Mr. Mrozek for good reason, or after June 30, 2005 and on or prior to December 31, 2006, by ServiceMaster without cause or by Mr. Mrozek for any reason other than death or disability, Mr. Mrozek will receive (1) accrued salary through the date of termination, (2) two times highest base annual salary, (3) two times highest target annual bonus (but no target CPP payout or equity-based compensation awards), (4) vesting of all shares of restricted stock held as of the date of termination and (5) continuation of employee benefits through the two-year anniversary of the termination date. If Mr. Mrozek's employment with ServiceMaster is terminated for any other reason, he will receive only accrued salary through the date of termination.

  Mitchell T. Engel

        On April 1, 2002, Mitchell Engel became the Chief Marketing Officer of ServiceMaster. In accepting the position of Chief Marketing Officer, Mr. Engel was required to close down a successful consulting business. ServiceMaster and Mr. Engel entered into an employment agreement upon his acceptance of employment. Mr. Engel receives an annual salary of not less than $325,000. Mr. Engel's annual bonus target is 100% of his salary. Pursuant to his employment agreement, Mr. Engel was also granted 325 participation units for 2002 under our CPP. Mr. Engel was also granted an option to purchase 200,000 shares of common stock at an exercise price of $13.73. The option becomes exercisable incrementally in an amount equal to 20% of the shares subject to the initial grant on each of the first five anniversaries of the grant date, which was April 8, 2002.

        If Mr. Engel's employment with ServiceMaster is terminated on or after April 1, 2004 by ServiceMaster without cause, Mr. Engel will receive (1) an annual base salary in effect at the time of termination and ending on the one-year anniversary of the termination date, (2) one times target annual bonus for the termination year, (3) vesting of all equity awards through the one-year anniversary of the termination date, (4) full vesting of deferred compensation benefits, and (5) continuation of group/executive benefits.

  C. William Pollard

        In January 2003, C. William Pollard retired from service as a director of ServiceMaster. ServiceMaster and Mr. Pollard entered into an agreement in 2001 relating to Mr. Pollard's retirement from service on the Board in which he agreed to provide consulting services on various matters relating to the operating, administration and management of ServiceMaster. The agreement is effective until the date of Mr. Pollard's death.

        At Mr. Pollard's request, and effective as of January 1, 2004, Mr. Pollard and ServiceMaster amended the agreement to (1) clarify the scope of the services to be rendered, (2) reduce Mr. Pollard's annual compensation from $300,000 to $200,000 and (3) eliminate the survivorship provision for Mrs. Pollard.

        All other terms and conditions of the agreement remain unchanged. Mr. Pollard has agreed to non-competition and non-solicitation restrictions. The agreement also provides that if a change in control occurs ServiceMaster will purchase an insurance policy providing for the continuation of payments under the agreement or, at ServiceMaster's election, Mr. Pollard will be entitled to receive a lump sum amount that is the actuarial equivalent of the aggregate amount payable to Mr. Pollard under the agreement had the change in control not occurred.

        Mr. Pollard receives those employee benefits which ServiceMaster makes available to its executives, including but not limited to health benefits, an office and the services of a secretary, the use of an automobile and one club membership. Under the agreement, each option to purchase common stock held by Mr. Pollard on April 24, 2001 became fully exercisable and expires on June 1, 2013.

        ServiceMaster had established a reserve in accordance with generally accepted accounting principles for payments to be made under the agreement. ServiceMaster intends to utilize any excess reserve amounts resulting from the amendment of the agreement as additional funding for the ServiceMaster Changed Lives Scholarship Program.

  Change in Control Severance Agreements

        ServiceMaster has entered into Change in Control Severance Agreements with each of the named executive officers and certain other officers. These agreements were a result of a determination by the Board that it was in the best interests of ServiceMaster and its shareholders to secure the continued service, dedication and objectivity of its officers in the event of a possible change in control of ServiceMaster.

        A "change in control" includes (1) an acquisition by a person or group of 25% or more of ServiceMaster's common stock (other than an acquisition from or by ServiceMaster or by a ServiceMaster benefit plan), (2) a change in a majority of the Board, (3) the consummation of a reorganization, merger or consolidation or sale of substantially all of ServiceMaster's assets (unless stockholders receive 60% or more of the stock of the resulting company), or (4) a liquidation or dissolution of ServiceMaster.

        Benefits are payable under the agreements only if a change in control has occurred and within two years after the change in control the officer's employment is terminated for any reason other than by ServiceMaster for cause, by the officer without good reason or upon the officer's death or disability. The benefits payable under the agreements with our named executive officers include a lump sum cash payment consisting of (1) three times the named executive officer's highest base annual salary during the prior 12 months, and (2) three times the named executive officer's target annual bonus and target CPP bonus for the year in which the change in control occurs. The named executive officer would also be entitled to: (1) his salary through the date of termination, (2) a pro rated annual bonus and CPP payout through the date of termination based upon the target bonus or award for the year in which the change in control occurs, (3) a payout of previously deferred compensation, and (4) the value of any unvested employer contributions to the 401(k) plan or deferred compensation plan. ServiceMaster must also maintain insurance on behalf of the named executive officer and his dependents for three years. The agreements provide that if payments thereunder subject the named executive officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, ServiceMaster will make an additional payment to the named executive officer equal to the excise tax on such payment.

        The agreements are not employment agreements, and do not impair the right of ServiceMaster to terminate the employment of the named executive officer with or without cause prior to a change in control.

Performance Graph

        The following graph compares the five-year cumulative total return to our shareholders with the five-year cumulative return as determined under the Standard & Poor's 500 Index and under the Standard & Poor's 1500 Diversified Commercial Services Index.

Comparison of Five Year Cumulative Total Return
among ServiceMaster, the S&P 500 Index and
the S&P 1500 Diversified Commercial Services Index

*$100 invested on 12/31/98 in stock or index – including reinvestment of dividends.

	1998	1999	2000	2001	2002	2003
ServiceMaster	100	57.01	55.11	68.50	56.94	62.27
S&P 500 Index	100	121.04	110.02	96.95	75.52	97.18
S&P 1500 Diversified Commercial Services Index	100	87.11	85.55	99.47	84.06	122.02

Certain Transactions and Relationships

  Loan Guaranty

        In June 2002, we renewed a guaranty of loan between a commercial bank and Donald Karnes, President of TruGreen, Inc. Mr. Karnes had previously taken out a loan in connection with a private acquisition of our common stock. When the original loan became due in 2000, we guaranteed a replacement loan with the commercial bank in order to facilitate Mr. Karnes' retention of his shares of our common stock. As a condition to ServiceMaster's renewed guaranty, Mr. Karnes executed a new reimbursement agreement in favor of ServiceMaster which continues to give ServiceMaster a lien on real property. At March 5, 2004, the loan amount to Mr. Karnes was $13.7 million. Under the terms of the loan, in the event ServiceMaster's stock price closes below $9 for 10 consecutive business days, the bank may elect to declare a default under the security agreement. At March 5, 2004 the amount of our guaranty (which fluctuates with changes in ServiceMaster's stock price) was approximately $4.9 million and the value of the common stock pledged by Mr. Karnes to the commercial bank as collateral for the loan was approximately $17.6 million.

  Hinshaw & Culbertson

        In 2003, ServiceMaster used the legal services of Hinshaw & Culbertson. Total fees paid to Hinshaw & Culbertson for 2003 were $228,824. Donald Mrozek, Esq., Chairman of Hinshaw & Culbertson is the brother of Ernest Mrozek, President and Chief Financial Officer of ServiceMaster.

Item 4 – Shareholder Proposal Regarding Poison Pills

        Mr. Nick Rossi, a shareholder, has submitted a letter to ServiceMaster requesting that the proposal set forth below be submitted to our shareholders for consideration at the 2004 annual meeting. Mr. Rossi has stated that he or someone acting on his behalf intends to introduce the following proposal at the meeting. Mr. Rossi's address is P. O. Box 249, Boonville, CA 95415. When Mr. Rossi refers to the "poison pill" he is referring to ServiceMaster's rights plan that was adopted by the Board of Directors in 1997. The Board of Directors opposes this shareholder proposal for the reasons set forth below the proposal.

        Proxies solicited by management will be voted against the shareholder proposal unless shareholders specify a contrary choice in their proxies.

        In accordance with applicable rules of the Securities and Exchange Commission, we have set forth Mr. Rossi's proposal below, for which ServiceMaster accepts no responsibility:

        RESOLVED:    Shareholders request that our Directors increase shareholder rights and submit the adoption, maintenance or extension of any poison pill to a shareholder vote as a separate ballot item on the next shareholder ballot. Also once this proposal is adopted, any dilution or removal of this proposal is requested to be submitted to a shareholder vote as a separate ballot item at the earliest possible shareholder election.

        We as shareholders voted in support of this topic:

Year	Rate of Support
2003	50.5%

        This percentage is based on yes and no votes cast. I believe this level of shareholder support is more impressive because the 50.5% support followed our Directors' objection to the proposal and 6% of stock is held by insiders.(1) I believe that there is a greater tendency for shareholders, who more closely follow our company's corporate governance, to vote in favor of this proposal topic.

(1)
"Key Statistics for ServiceMaster, Yahoo! Finance, http://finance.yahoo.com/q/ks?s=SVM.

        I believe our majority vote is a strong signal of shareholder concern. Shareholder voices have been heard, but not a satisfactory response from our Directors. This topic also won an overall 60% yes-vote at 79 companies in 2003.(2)

(2)
IRRC (Investor Responsibility Research Center) Corporate Governance Bulletin, June – Sept. 2003

        Nick Rossi, P.O. Box 249, Boonville, Calif. 95415 submitted this proposal.

        The Potential of a Tender Offer Can Motivate Our Directors

Hectoring directors to act more independently is a poor substitute for the bracing possibility that shareholders could turn on a dime and sell the company out from under its present management.
        Wall Street Journal, Feb. 24, 2003

        Diluted Stock

An anti-democratic scheme to flood the market with diluted stock is not a reason that a tender offer for our stock should fail.

        Source: The Motley Fool

        Akin to a Dictator

Poison pills are akin to a dictator who says, "Give up more of your freedom and I'll take care of you."
        Source: T.J. Dermot Dunphy, CEO of Sealed Air (NYSE) for more than 25 years

"The key negative of poison pills is that pills can preserve management deadwood instead of protecting investors."

        Source: Morningstar.com

I believe our Directors may make a token response to this proposal – hoping to gain points in the new corporate governance rating systems. A response, which could still allow our directors to give us a poison pill on short notice without a shareholder vote, would not substitute for this proposal.

        Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 130 pension funds investing $2 trillion, called for shareholder approval of poison pills.(3) Based on the 60% overall yes-vote in 2003 many shareholders believe companies should allow their shareholders a vote.

(3)
Council of Institutional Investors Corporate Governance Policies updated September 4, 2003

Shareholder Input on Poison Pills
Yes on 4

ServiceMaster's Response

        The Board of Directors unanimously recommends a vote AGAINST this proposal for the following reasons:

        Last year ServiceMaster received a proposal that would have required ServiceMaster to redeem its shareholder rights plan and not adopt a new one without shareholder approval. ServiceMaster would like to bring to our shareholders' attention the fact that the proponent's supporting statement above strongly implies last year's proposal was approved by our shareholders. Our shareholders did not approve that proposal.

        This year, ServiceMaster received a proposal regarding its rights plan from the same proponent as last year's proposal. Implementation of this new proposal would require that ServiceMaster submit the maintenance or extension of its rights plan to a shareholder vote and, when the rights plan expires in 2007 or is otherwise terminated, that ServiceMaster submit the adoption of any new rights plan to a shareholder vote.

        The Board believes that it is in the best position to assess the intrinsic value of ServiceMaster and to negotiate on behalf of all shareholders, evaluate the adequacy of any potential offer, and protect shareholders against potential abuses during the takeover process, such as partial or two-tiered tender offers that do not treat all shareholders fairly and equally or acquisitions in the open market of shares constituting control without offering fair value to all shareholders. The Board also believes that its opportunity to seek a higher price in a takeover contest on behalf of all shareholders is significantly greater than the ability of an individual shareholder to seek a higher price.

        The rights plan is designed to give the Board sufficient time to evaluate and respond to acquisition proposals, leverage to negotiate a higher bid from a potential acquiror and flexibility to develop and pursue alternatives that may provide better value to shareholders. These attributes strengthen the Board's bargaining position so that it can protect and further the interests of all shareholders. Without the protection of the rights plan, the Board could lose important bargaining power in negotiating with a potential acquiror or in pursuing a potentially superior alternative.

        The rights plan does not prevent potential purchasers from making offers that would be in the best interest of shareholders, nor is it a deterrent to a shareholder's initiation of a proxy contest. It does, however, encourage potential purchasers to negotiate directly with the Board. The rights plan does not give the Board absolute veto power over any takeover proposal. Rather, the Delaware Supreme Court, which has upheld the legal validity of rights plans, has made it clear that a board must act in accordance with its fiduciary duties when it considers whether to maintain a rights plan and that at some point, failure to terminate a rights plan can constitute a breach of a board's fiduciary duties.

        The economic benefits of rights plans to shareholders have been validated in several studies. A 2001 study by J.P. Morgan Securities Inc., covering about 400 acquisitions of U.S. public companies since January 1, 1997 in which the purchase price exceeded $1 billion, concluded that shareholders of companies with rights plans received higher takeover premiums than those without rights plans. The J.P. Morgan study is consistent with a study published in November 1997 by Georgeson Shareholder Communications, Inc., a nationally recognized proxy solicitor and investor relations firm, which reported that premiums paid to acquire companies with rights plans were on average 8% higher than premiums paid for companies without rights plans. Georgeson also reported that the presence of a rights plan at a company did not increase the likelihood of a withdrawal of a friendly takeover bid nor the defeat of a hostile one and that rights plans did not reduce the likelihood that a company would become a takeover target. The J.P. Morgan and Georgeson studies are consistent with a study that was published in 1995 in the Journal of Financial Economics by Robert Comment and G. William Schwert, two University of Rochester economists. That study concluded that the net effect of rights plans is positive, that rights plans do not systematically deter takeovers and that rights plans "are reliably associated with higher takeover premiums for selling shareholders."

        The Board cannot simply defer to the shareholders on matters as to which it has a fiduciary duty. The primary fiduciary duty of the Board is to preserve and maximize shareholder value. The overriding objective of the Board in adopting and maintaining the rights plan was, and continues to be, the preservation and maximization of shareholder value. Moreover, the Board believes that the proper time to consider termination of the rights plan is if and when a specific offer is made to acquire ServiceMaster. Terminating the rights plan prior to that time would be premature and would remove incentives for a potential acquiror to negotiate with the Board. The Board also believes that if the rights plan expires or is otherwise terminated, it is essential to maintain the flexibility to adopt and maintain a future rights plan without having to seek shareholder approval. The shareholder approval process is long and costly and a policy requiring shareholder approval could seriously jeopardize ServiceMaster's negotiating position and leverage in a hostile situation, leaving shareholders vulnerable to coercive and unfair acquisition tactics.

        The Board has been elected by shareholders to oversee ServiceMaster's business, serves at the discretion of the shareholders, and does so subject to legally-imposed fiduciary standards of accountability. The Board is composed of individuals attuned to ServiceMaster's business and its industry. The Board is also responsible for adhering to prudent governance principles in fulfilling its responsibilities. It is important to note that the Board is independent, consisting of ten non-management directors, all of whom satisfy the enhanced independence standards recently adopted by the New York Stock Exchange. The Chairman and Chief Executive Officer is the only member of management who is also a member of the Board. The Board believes that its independence and duty to act in good faith and in the best interests of ServiceMaster and all of its shareholders provide adequate assurance against the rights plan being utilized for management entrenchment.

        The Board believes that its maintenance of the rights plan is consistent with its fiduciary duties to shareholders and with good corporate governance practices, and that implementing the proposal would significantly limit its ability to satisfy its fundamental duty and obligation to protect ServiceMaster for the benefit of all of its shareholders.

        The Board recommends a vote AGAINST the adoption of this proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in our common stock with the Securities and Exchange Commission. As the result of ServiceMaster's failure to transmit the stock option and restricted stock grant information in a timely manner, each of the following individuals filed a late Form 4 for the March 18, 2003 stock option and restricted stock award grant: Steven B. Bono; Mitchell T. Engel; James A. Goetz; Jim L. Kaput; Ernest J. Mrozek; Steven C. Preston; Elizabeth L. Reeves and Jonathan P. Ward. To our knowledge, all other required reports were filed on time.

Shareholder Proposals and Other Business

        The 2005 Annual Meeting of Shareholders is expected to be held on May 6, 2005. In order to be considered for inclusion in our proxy materials for the 2005 annual meeting, a shareholder proposal must be received at our principal executive offices at 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515 by December 3, 2004. In addition, our Bylaws establish an advance notice procedure for shareholder proposals to be brought before our annual meeting of shareholders, including proposed nominations of persons for election to the Board. A shareholder proposal or nomination intended to be brought before the 2005 annual meeting must be delivered to the Corporate Secretary no earlier than the close of business on January 15, 2005 and no later than the close of business on February 14, 2005. All proposals and nominations should be directed to Sandra Groman, Corporate Secretary, The ServiceMaster Company 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515.

        The Board and our management have not received notice of and are not aware of any business to come before the 2004 annual meeting other than the items we refer to in this proxy statement. If any other matter comes before the annual meeting, the persons on our proxy committee will use their best judgment in voting the proxies.

        We have mailed our 2003 Annual Report to Shareholders in connection with this proxy solicitation. If you would like a copy of our Form 10-K excluding certain exhibits, please contact the Corporate Secretary at the following address: The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515.

        Please vote by telephone or the Internet or sign, date and return the enclosed proxy or voting instruction form in the prepaid envelope. If you vote promptly, we may be able to avoid the expense of a second mailing.

By order of the Board of Directors,
Sandra L. Groman Vice President and Corporate Secretary

Appendix A

AUDIT AND FINANCE COMMITTEE CHARTER

The ServiceMaster Company
(adopted by the Board of Directors June 9, 2000,
revised July 19, 2002, July 18, 2003 and January 30, 2004)

        The Board of Directors of the Company has considered and approved this Charter in order to set forth the purpose, membership requirements, duties and responsibilities of the Audit and Finance Committee.

Purposes

        The purpose of the Committee in its capacity as an audit committee is to assist the Board in its oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence and (4) the performance of the Company's internal audit function and independent auditor. The purpose of the Committee in its capacity as a finance committee is to assist the Board in its oversight of financial matters affecting the Company.

Number of Members and Independence Requirements

        The members of the Committee are nominated and appointed as provided in the Bylaws and Charter of the Governance and Nominating Committee. The Committee shall have at least three directors. After considering the recommendation of the Governance and Nominating Committee, the Board will designate one person to serve as Chairman of the Committee. Committee members may not simultaneously serve on the audit committees of more than two other public companies.

        Each member of the Committee shall be independent within the meaning of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and the New York Stock Exchange listing standards. Specifically, no Committee member may (1) accept directly or indirectly any consulting, advisory, or other compensation fee from the Company or any subsidiary, other than fees for serving as a director or (2) be an affiliated person of the Company or any subsidiary. Additionally, in accordance with the New York Stock Exchange listing standards no Committee member may:

  (1)
  have a material relationship with the Company (as affirmatively determined by the Board), either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company; provided, that a director will not be considered to have a material relationship with the Company if (i) the director is a partner, principal, counsel or advisor to, shareholder, director or officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the other company and the director does not receive any compensation (paid, deferred or otherwise) as a direct result of such business with the Company and (ii) the director is an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than 1% (and no more than $50,000) of that organization's total annual charitable receipts (the Company's automatic matching of employee charitable contributions will not be included in the amount of the Company's contributions for this purpose); provided, further, that a director will be considered to have a material relationship with the Company if the director is an officer of another company that is not a charitable organization and any of the Company's present executives serves on that other company's board of directors;

  (2)
  be an employee, or have an immediate family member who is an executive officer, of the Company;

  (3)
  receive, or have an immediate family member who receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (4)
  be affiliated with or employed by, or have an immediate family member who is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

  (5)
  be employed, or have an immediate family member who is employed, as an executive officer of another company where any of the Company's present executives serve on that other company's compensation committee; or

  (6)
  be an executive officer or an employee, or have an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        An immediate family member includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director's home.

        No Committee member will be considered independent until a period of three years (or any shorter period provided under the New York Stock Exchange listing standards) has elapsed from the end of the relationships described in subsections (2)-(6) above.

        The Company will disclose in its proxy statement the Board's determinations regarding the independence of each Committee member.

Finance and Accounting Requirements

        Each member of the Committee must in the judgment of the Board be financially literate, such as having a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee must in the judgment of the Board have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards, which requirement may be met by the Board determining that one member is an audit committee financial expert as described below. The Committee will review and recommend to the Board that financial literacy and accounting or related financial management expertise of the members of the Committee.

        The Company will disclose in its proxy statement whether at least one member of the Committee is in the judgment of the Board an audit committee financial expert. The audit committee financial expert must have each of the following five attributes:

  (1)
  an understanding of generally accepted accounting principles and financial statements;

  (2)
  the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  (3)
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

  (4)
  an understanding of internal controls and procedures for financial reporting; and

  (5)
  an understanding of audit committee functions.

        The audit committee financial expert must have acquired the above five attributes through (1) education and experience as a chief financial officer, controller, public accountant or auditor; (2) experience actively supervising a chief financial officer, controller, public accountant or auditor; (3) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (4) other relevant experience.

Meetings

        The Committee will meet at least four times annually, or more frequently as circumstances may warrant. Generally, and as appropriate, the Committee will meet with, and receive reports from management, the internal audit department and the Company's independent auditor. The Committee will meet separately, periodically, with management, with internal audit and with the independent auditor to discuss any matters that the Committee or any of these groups believe should be discussed privately. The Committee may hold executive sessions without management to discuss any matters that the Committee believes should be discussed privately.

Duties and Responsibilities

        The Committee has the following duties and responsibilities which may not be delegated to another Committee:

A. General

  1.
  regularly report to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor or the performance of the internal audit function;

  2.
  engage independent counsel and other advisers, as it determines necessary to carry out its duties;

  3.
  receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to the independent auditor, independent counsel or other advisers retained by the Committee and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties;

  4.
  prepare the audit committee report to be included in the Company's proxy statement relating, among other matters, to whether the audit committee has reviewed and discussed the audited financial statements with management and discussed certain matters with the independent auditor;

  5.
  evaluate the Committee's performance at least annually;

  6.
  determine through its Chairman the agenda of its meetings;

  7.
  periodically review the adequacy of this Charter and submit this Charter to the Board for its approval and, thereafter, include this Charter in the Company's proxy statement as required by the rules of the Securities and Exchange Commission; and

  8.
  perform any other activities consistent with this Charter, the Company's Bylaws, and applicable laws as the Committee or the Board deems necessary or appropriate.

B. Financial Information and Reporting; Risk Management

  1.
  discuss the annual audited financial statements and quarterly financial statements with management, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" which should include a discussion of all material trends, demands, commitments, uncertainties or events that are reasonably likely to have a material effect on the Company's results of operations or financial condition;

  2.
  discuss generally earnings press releases with management and the independent auditor prior to the issuance of such press releases, including pro forma or adjusted non-GAAP information, and other financial information and earnings guidance provided to analysts and rating agencies;

  3.
  review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues regarding the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

  4.
  review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

  5.
  review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

  6.
  recommend to the Board, based on the reviews and discussions of the annual audited financial statements, the matters required to be communicated in accordance with American Institute of Certified Public Accountants ("AICPA") Statements of Auditing Standards ("SAS") 61 and the independent auditor's independence, that the annual audited financial statements be included in the Company's Annual Report on Form 10-K;

  7.
  discuss policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken;

  8.
  discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

  9.
  discuss material consultations made by management with outside accountants (other than the independent auditor) with respect to the financial and/or tax accounting treatment of a particular event or completed transaction;

  10.
  discuss significant issues related to tax accounting, reporting or payment;

  11.
  discuss significant issues related to operation, development and implementation of information systems;

  12.
  periodically review with management the adequacy of, and related disclosures in the Company's quarterly and annual reports, the Company's disclosure controls and procedures and internal control over financial reporting;

  13.
  review disclosures to the Committee made by the Company's Chief Executive Officer and Chief Financial Officer during the certification process relating to the annual and quarterly reports about any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting;

  14.
  review management's annual report on internal control over financial reporting; and

  15.
  regularly review internal audit reports to management prepared by the internal audit and review the internal audit department's function and performance, including organizational structure and qualifications, responsibilities, budget and staffing and seek to ensure the effectiveness and independence of this department.

C. Independent Auditor

  1.
  the Committee must (i) directly appoint, retain, compensate, evaluate and terminate the Company's independent auditor, including resolving any disagreement between management and the independent auditor regarding financial reporting, and (ii) the Company's independent auditor shall report directly to the Committee;

  2.
  review with the independent auditor in advance the scope of its annual audit;

  3.
  discuss the annual audited financial statements and quarterly financial statements with the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" which should include a discussion of all material trends, demands, commitments, uncertainties or events that are reasonably likely to have a material effect on the Company's results of operations or financial condition;

  4.
  obtain and review, at least annually, a report by the independent auditor describing (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosure and treatments and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, including the management letter and schedule of unadjusted differences;

  5.
  review with the independent auditor any audit problems or difficulties and management's response, including (i) any restrictions on the scope of the independent auditor's activities or access to requested information; (ii) any significant disagreements with management; (iii) any accounting adjustments that were noted or proposed by the independent auditor but were passed as immaterial or otherwise; (iv) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; (v) any management or internal control letter issued, or proposed to be issued, by the independent auditor to the Company; and (vi) the responsibilities, budget and staffing of internal audit;

  6.
  review and discuss with the independent auditor or management the matters required to be communicated to the Committee in accordance with AICPA SAS 61;

  7.
  review the independent auditor's attestation report on management's assessment of internal control over financial reporting;

  8.
  review the Company's compliance with the Company's Public Accounting Firm Policy, including (i) the prohibitions on certain non-audit services that the independent auditor may not perform; (ii) the pre-approval of all audit and non-audit services to be performed by the independent auditor; (iii) the rotation of the lead partner and concurring partner; (iv) receipt of regular reports from management of all audit and non-audit services performed by the independent auditor; and (v) the limitations on employing employees or former employees of the independent auditor;

  9.
  review and discuss with the independent auditor whether any officer or director of the Company, or persons acting under their direction, have or may have taken any action to coerce, manipulate, mislead or fraudulently influence the independent auditor within the meaning of Rule 13b2-2 under the Securities Exchange Act of 1934;

  10.
  obtain and review, at least annually, a report by the independent auditor describing (i) the independent auditor's internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more independent audits conducted by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company (to assess the independence of the independent auditor);

  11.
  obtain and review, at least annually, a letter from the independent auditor regarding the independent auditor's independence; review and discuss the independent auditor's independence, including all significant consulting and other relationships with the Company that could impair the independent auditor's independence;

  12.
  review the independent auditor's work for the company, including the review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and internal audit; and

  13.
  based upon the reviews described in the preceding two subparagraphs relating to the review and evaluation of the independent auditor's qualifications, performance and independence, present the Committee's conclusions with respect to the independent auditor to the Board.

D. Financial Matters

  1.
  periodically review and approve the Company's Commitment Authority Policy;

  2.
  review the Company's dividend policy and make recommendations to the Board with respect thereto;

  3.
  review management's recommendations concerning new financing arrangements, whether debt or equity, and make determinations or recommendations to the Board with respect thereto;

  4.
  review management's recommendations concerning significant acquisitions, dispositions, capital investments, venture fund investments and other significant financial commitments and make determinations or recommendations to the Board with respect thereto;

  5.
  review proposed major contracts or programs and make determinations or recommendations to the Board with respect thereto;

  6.
  review matters relating to the repurchase of stock or the repurchase or redemption of debt and make recommendations to the Board with respect thereto; and

  7.
  review financial reports and analyses.

E. Other Matters

  1.
  in accordance with the New York Stock Exchange listing standards and Rule 10A-3(b)(3) under the Securities Exchange Act of 1934, the Committee must establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

  2.
  review situations involving actual, potential or alleged conflicts of interest, misconduct or similar activities;

  3.
  periodically review environmental stewardship standards and practices, the Company's compliance systems and controls to enforce these standards, and significant cases of variance from these standards;

  4.
  periodically review legal compliance matters, including securities trading practices and policies; and

  5.
  periodically review any significant pending, threatened or potential litigation matters, including with regulatory agencies, that could have a significant impact on the Company's financial statements.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE CHARTER

The ServiceMaster Company
(as adopted by the Board of Directors July 19, 2002, revised January 30, 2004)

        The Board of Directors of the Company has considered and approved this Charter in order to set forth the purpose, membership requirements, duties and responsibilities of the Compensation and Leadership Development Committee.

Purpose and Responsibilities

        The purpose and responsibilities of the Committee are to (1) have direct responsibility to review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of the CEO's competencies, corporate goals and objectives and potential, and determine and approve the CEO's compensation level based on such evaluation and (2) prepare an annual report on executive compensation for inclusion in the Company's proxy statement.

Number of Members and Independence Requirements

        The members of the Committee are nominated and appointed as provided in the Bylaws and Charter of the Governance and Nominating Committee. The Committee shall have at least three directors. After considering the recommendation of the Governance and Nominating Committee, the Board will designate one person to serve as Chairman of the Committee.

        In accordance with the New York Stock Exchange listing standards, no Committee member may:

  (1)
  have a material relationship with the Company (as affirmatively determined by the Board), either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company; provided, that a director will not be considered to have a material relationship with the Company if (i) the director is a partner, principal, counsel or advisor to, shareholder, director or officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the other company and the director does not receive any compensation (paid, deferred or otherwise) as a direct result of such business with the Company and (ii) the director is an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than 1% (and no more than $50,000) of that organization's total annual charitable receipts (the Company's automatic matching of employee charitable contributions will not be included in the amount of the Company's contributions for this purpose); provided, further, that a director will be considered to have a material relationship with the Company if the director is an officer of another company that is not a charitable organization and any of the Company's present executives serves on that other company's board of directors;

  (2)
  be an employee, or have an immediate family member who is an executive officer, of the Company;

  (3)
  receive, or have an immediate family member who receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (4)
  be affiliated with or employed by, or have an immediate family member who is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

  (5)
  be employed, or have an immediate family member who is employed, as an executive officer of another company where any of the Company's present executives serve on that other company's compensation committee; or

  (6)
  be an executive officer or an employee, or have an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        An immediate family member includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director's home.

        No Committee member will be considered independent until a period of three years (or any shorter period provided under the New York Stock Exchange listing standards) has elapsed from the end of the relationships described in subsections (2)-(6) above.

        The Company will disclose in its proxy statement the Board's determinations regarding the independence of each Committee member.

Membership Criteria under Internal Revenue Service and Securities Law Regulations

        Each member of the Committee should be an "outside director" within the meaning of Internal Revenue Service regulations and a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

Meetings

        The Committee will meet at least four times annually, or more frequently as circumstances may warrant. Generally, and as appropriate, the Committee will meet with, and receive reports from management. The Committee may hold executive sessions without management to discuss any matters that the Committee believes should be discussed privately.

Duties

        The Committee has the following duties:

  1.
  establish the overall compensation structure and executive compensation philosophy and principles of the Company;

  2.
  review and approve the corporate goals and objectives of the CEO, including base salary, annual bonus, stock options, restricted stock and other compensation arrangements;

  3.
  evaluate annually the performance in light of the CEO's competencies, corporate goals and objectives and potential and determine and approve the CEO's compensation level based on such evaluation; in determining the long-term incentive component of CEO compensation, the Committee may consider (i) the Company's performance and relative shareholder return, (ii) the value of similar incentive awards to CEOs at comparable companies and (iii) the awards given to the Company's CEO in past years;

  4.
  review and approve the compensation of the Company's executive officers;

  5.
  make recommendations to the Board with respect to non-CEO and non-executive officer compensation plans, incentive compensation plans and equity-based compensation plans;

  6.
  recommend to the Board compensation policies and programs for the compensation of members of the Board who are not employees of the Company;

  7.
  conduct such other reviews of leadership development strategy, people development strategy and succession plans as the Committee from time to time determines;

  8.
  conduct reviews of high potential individuals, succession planning and the diversity of the Company's management team;

  9.
  approve change in control agreements for officers;

  10.
  recommend to the Board the appointment of Corporate Officers;

  11.
  adopt rules and guidelines and otherwise administer the Company's health and welfare plans and compensation plans, including, without limitation, its annual incentive bonus plan, long-term performance award plan, stock option plans, employee stock purchase plans, 401(k) plan and deferred compensation plans;

  12.
  approve members of the Equity Plans Administrative Committee or other similar committee designated for the purpose of overseeing the administration of certain equity plans;

  13.
  approve members of the Benefits Committee or other similar committee designated for the purpose of overseeing the administration of health and welfare plans;

  14.
  engage independent counsel and other advisers, as it determines necessary or appropriate to carry out its duties;

  15.
  the Committee has sole authority to retain and terminate any compensation consultant hired to assist in the evaluation of director, CEO or senior executive compensation, including sole authority to approve the firm's fees and other retention terms;

  16.
  evaluate the Committee's performance at least annually;

  17.
  make regular reports to the Board regarding its activities;

  18.
  determine through its Chairman the agenda of its meetings;

  19.
  periodically review the adequacy of this Charter and submit this Charter to the Board for its approval; and

  20.
  perform any other activities consistent with this Charter, the Company's Bylaws and applicable laws as the Committee or Board deems necessary or appropriate.

        The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee deems appropriate.

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

The ServiceMaster Company
(as adopted by the Board of Directors on July 19, 2002, revised October 24, 2003)

        The Board of Directors of the Company has considered and approved this Charter in order to set forth the purpose, membership requirements, duties and responsibilities of the Governance and Nominating Committee.

Purpose and Responsibilities

        The purpose and responsibilities of the Committee are to (1) develop and recommend to the Board a set of corporate governance principles applicable to the Company, (2) identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders and (3) oversee the evaluation of the Board and management.

Number of Members and Independence Requirements

        The members of the Committee are nominated and appointed as provided in the Bylaws and this Charter. The Committee shall have at least three directors. After considering the recommendation of the Committee, the Board will designate one person to serve as Chairman of the Committee.

        In accordance with the New York Stock Exchange listing standards, no Committee member may:

  (1)
  have a material relationship with the Company (as affirmatively determined by the Board), either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company; provided, that a director will not be considered to have a material relationship with the Company if (i) the director is a partner, principal, counsel or advisor to, shareholder, director or officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the other company and the director does not receive any compensation (paid, deferred or otherwise) as a direct result of such business with the Company and (ii) the director is an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than 1% (and no more than $50,000) of that organization's total annual charitable receipts (the Company's automatic matching of employee charitable contributions will not be included in the amount of the Company's contributions for this purpose); provided, further, that a director will be considered to have a material relationship with the Company if the director is an officer of another company that is not a charitable organization and any of the Company's present executives serves on that other company's board of directors;

  (2)
  be an employee, or have an immediate family member who is an executive officer, of the Company;

  (3)
  receive, or have an immediate family member who receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (4)
  be affiliated with or employed by, or have an immediate family member who is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

  (5)
  be employed, or have an immediate family member who is employed, as an executive officer of another company where any of the Company's present executives serve on that other company's compensation committee; or

  (6)
  be an executive officer or an employee, or have an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        An immediate family member includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director's home.

        No Committee member will be considered independent until a period of three years (or any shorter period provided under the New York Stock Exchange listing standards) has elapsed from the end of the relationships described in subsections (2)-(6) above.

        The Company will disclose in its proxy statement the Board's determinations regarding the independence of each Committee member.

Process for Considering Director Candidates Recommended by Shareholders

        As set forth in Section 4.5 of the Bylaws, only qualified candidates may be elected to the Board. The Committee will review the nomination by a shareholder of the Company of a qualified candidate for election to the Board if all of the requirements set forth in Section 4.5 of the Bylaws are satisfied. Section 4.5 of the Bylaws is attached as Exhibit A to this Charter.

Meetings

        The Committee will meet at least four times annually, or more frequently as circumstances may warrant. Generally, and as appropriate, the Committee will meet with, and receive reports from management. The Committee may hold executive sessions without management to discuss any matters that the Committee believes should be discussed privately.

Duties

        The Committee has the following duties:

  1.
  develop and recommend to the Board a set of corporate governance principles applicable to the Company, and periodically review the adequacy of such principles;

  2.
  recommend to the Board guidelines and criteria to determine the qualifications to serve and continue to serve as a director;

  3.
  identify and review the qualifications of, and recommend to the Board, (i) individuals to be nominated by the Board for election to the Board by shareholders at each annual meeting of shareholders and (ii) individuals to be elected to any vacancy on the Board which shall occur for any reason;

  4.
  review the nomination by a shareholder of the Company of a qualified candidate for election to the Board if such nomination is submitted within the time limits and in the manner prescribed in this Charter and the Bylaws;

  5.
  recommend to the Board appointments to committees of the Board;

  6.
  periodically review the size, composition and organization of the Board and its committees and recommend policies, changes or other action it deems necessary or appropriate, including recommendations to the Board regarding retirement age, resignation or removal of a director, stock ownership guidelines, independence requirements, frequency of Board meetings and terms of directors;

  7.
  oversee the evaluation of the performance of the Board, its committees and of members of the Board who are not employees of the Company;

  8.
  review other corporate governance and similar matters relevant to the Company, including, without limitation, the Charters of other committees of the Board and the independence of directors, and recommend policies, changes or other action it deems necessary or appropriate;

  9.
  review the Company's charitable contributions budget;

  10.
  review and periodically assess the adequacy of the Company's code of conduct, including compliance with (i) the New York Stock Exchange listing standards which requires a code of conduct for the Board, officers and employees that addresses (1) conflicts of interest; (2) corporate opportunities; (3) confidentiality; (4) fair dealing; (5) protection and proper use of Company assets; (6) compliance with laws, rules, and regulations (including insider trading laws); and (7) encouraging the reporting of any illegal or unethical behavior and (ii) Item 406 of Regulation S-K which requires the disclosure of whether the Company has adopted a code of conduct that applies to the Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions that addresses (1) honest and ethical conduct; (2) full, fair, accurate, timely and understandable disclosure in Securities and Exchange Commission reports and other public communications; (3) compliance with applicable governmental laws, rules and regulations; (4) prompt internal reporting of any violation of the code of conduct to an appropriate person identified in the code of conduct; and (5) accountability for adherence to the code of conduct;

  11.
  review transactions or arrangements (financial or otherwise) between the Company and one or more directors or corporate officers, other than compensation decisions, and make recommendations to the Board with respect thereto;

  12.
  engage independent counsel and other advisers, as it determines necessary or appropriate to carry out its duties;

  13.
  the Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms;

  14.
  evaluate the Committee's performance at least annually;

  15.
  make regular reports to the Board regarding its activities;

  16.
  determine through its Chairman the agenda of its meetings;

  17.
  periodically review the adequacy of this Charter and submit this Charter to the Board for its approval; and

  18.
  perform any other activities consistent with this Charter, the Company's Bylaws and applicable laws as the Committee or Board deems necessary or appropriate.

        The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee deems appropriate.

EXHIBIT A - Section 4.5 of The ServiceMaster Company Bylaws

Section 4.5    Election of Directors by Stockholders.

        (a)    Election by Plurality Vote.    Qualified candidates (as hereinafter defined) for election as directors at any meeting of the stockholders of the Company shall be elected by plurality vote. Accordingly, if votes are cast for more individuals than the number of positions to be filled at that meeting, then a qualified candidate shall be deemed elected to one of those positions if the number of qualified candidates who received more votes than that individual are less than the number of positions on the Board which are to be filled at that meeting. (For example, if five positions on the Board were up for election at any particular stockholders meeting, then the five qualified candidates who receive more votes than any other qualified candidates shall be deemed elected at that meeting). Without limiting by implication the generality of the preceding provision, it shall not be necessary for election to the Board that a candidate receive a majority of the votes comprising the quorum for the meeting so long as the individual receives a number of votes sufficient for election under the terms of this paragraph (a).

        (b)    Number of Votes Cast by a Stockholder.    Each stockholder shall be entitled to cast with respect to each position on the Board to be elected by stockholders at that meeting a number of votes attributable to the record shares in the common voting class held of record by that stockholder at the relevant record date and such stockholder may distribute those votes among qualified candidates for election to that position in such manner as such stockholder may wish.

        (c)    No Cumulative Voting.    Voting for directors shall not be cumulative. Accordingly, the maximum number of votes a stockholder shall be entitled to cast for any particular qualified candidate shall not exceed the number of votes attributable to the record shares in the common voting class held of record by that stockholder at the relevant record date.

        (d)    Effective Voting Limited to Qualified Candidates.    Only qualified candidates may be elected to the Board at any particular stockholders meeting. Votes cast in favor of an individual who is not a qualified candidate shall not be effective to elect that individual to the Board regardless of whether (i) that individual receives a greater number of votes than qualified candidates who are elected to the Board under the preceding provisions of this section or (ii) no other individual receives any votes at that meeting (which might be the case if an individual were proposed for election to a vacant position on the Board at a special meeting which was not called by the Board for the purpose of electing directors or for which no qualified candidate was nominated).

        (e)    Identification of Qualified Candidates.    An individual shall be deemed a qualified candidate for election to the Board at any particular stockholders meeting if that individual (i) is younger than age 70 at the date he or she is to be elected and (ii) shall have been nominated for election by the Board or shall have been nominated for election in a manner which satisfies all of the requirements specified in paragraph (g) of this Section 4.5.

        (f)    Status of Non-Independent Candidates.    As used in this paragraph (f), the term "non-independent candidate" as applied to any particular election of directors means an individual who satisfies the conditions of clauses (i) and (ii) of paragraph (e) above but who is not an "independent director" under the standard prescribed in Section 7.5.2 of the Certificate of Incorporation. In the event that in any particular election of directors Section 7.5.1 of the Certificate of Incorporation would permit some but not all of the non-independent candidates for director at that election to be elected to the Board, then paragraph (d) of this Section 4.5 shall be applied to fill positions on the Board as if all of the non-independent candidates were qualified candidates until all positions available for non-independent candidates at that election under Section 7.5.1 of the Certificate of Incorporation are filled. The remaining non-independent candidates shall, in accordance paragraph (d) of this Section 4.5, be deemed to be not qualified candidates.

        (g)    Candidates Not Nominated by the Board.    In order for an individual not nominated by the Board to be a "qualified candidate" for election to the Board at any particular meeting of stockholders, all of the following requirements must be satisfied:

  (1)
  The nomination must be made for an election to be held at an annual meeting of stockholders or a special meeting of stockholders in which the Board has determined that candidates will be elected by the common voting class to one or more positions on the Board;

  (2)
  The individual must be nominated by a stockholder who shall be the record owner on the record date for that meeting and at that meeting of shares entitled to be voted at that meeting for the election of directors (a "nominating stockholder");

  (3)
  The nominating stockholder must deliver a timely written nomination notice to the office of the Company's Corporate Secretary at the Company's principal executive office which provides the information required by these Bylaws;

  (4)
  To be timely for an annual meeting, a stockholder's notice must be actually delivered to the Corporate Secretary's office not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that:

  (i)
  if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; and

  (ii)
  if the number of directors to be elected to the Board is increased and there in no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 115 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's nominating notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if (x) the stockholder shall have nominated candidates in accordance with the requirements in these Bylaws for all Board positions not covered by such increase and (y) the nomination notice for candidates to fill the expanded positions shall be actually delivered to the Corporate Secretary at the Company's principal executive office not later than the close of business on the 10th day following the day on which such public announcement is first made by Company;

  (5)
  If the election is to be held at a special stockholders meeting, a stockholder's nominating notice required by this Bylaw shall be considered timely for that meeting if it shall be actually delivered to the Corporate Secretary's office at the Company's principal executive office not later than the close of business on the 10th day following the day on which the Company shall first publicly announce the date of the special meeting and that a vote by stockholders will be taken at that meeting to elect a director or directors;

  (6)
  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

  (7)
  Such stockholder's nomination notice shall –

  (i)
  set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder;

  (ii)
  be accompanied by each nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

  (iii)
  set forth the name and address of the stockholder giving the notice and the beneficial owner of the shares owned of record by the beneficial owner, and the telephone number at which the Company will be able to reach the stockholder, the beneficial owner and each nominee during usual business hours during the period through the meeting at which the nomination is to take place;

  (iv)
  set forth the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; and

  (v)
  be accompanied by each nominee's undertaking to affirm, at the time of his or her election to the Board, his or her independence under the standard prescribed in Section 7.5 of the Certificate of Incorporation, or if the nominee cannot affirm his or her independence, then the nominee shall explain in reasonable detail why he or she is unable to do so; and

  (8)
  The nominating stockholder, the beneficial owner and each nominee shall provide such other information as any Executive Officer shall reasonably deem relevant within such time limits as any Executive Officer shall reasonably impose for such information.

Appendix B

CORPORATE GOVERNANCE PRINCIPLES

The ServiceMaster Company
(adopted by the Board of Directors October 4, 1996, amended March 8, 2002 and amended and restated January 30, 2004)

        The Board of Directors of the Company has adopted the following Corporate Governance Principles to assist the Board in the exercise of its responsibilities to the Company and its shareholders. The Board will continue to assess the appropriateness of these Principles and implement such changes and adopt such additions as may be necessary or desirable to promote the effective governance of the Company.

Purpose

        The purpose of these Principles is to describe the manner in which the Company will be managed by or under the direction of its Board within the framework of its corporate objectives To Honor God In All We Do, To Help People Develop, To Pursue Excellence, and To Grow Profitably and for the benefit of its shareholders.

        These principles are intended as a guide. They do not supersede or replace the Company's Amended and Restated Certificate of Incorporation or Bylaws, nor are they intended to govern or limit the enforceability or validity of any action taken by the Company, its Board, or any committee of the Board. These principles do not impose or impute a higher duty or standard of care for the Board or any individual director than would otherwise be required by law.

Director Qualifications

        1.    Number of Members of the Board.    The Board shall have at least three members in accordance with Article 7.1 of the Company's Amended and Restated Certificate of Incorporation. The Board shall have the objective of having ten to twelve members with no more than two members from management. Additional members may be appropriate from time to time in order to accommodate the availability of one or more outstanding candidates.

        2.    Selection of Members of the Board.    The Governance and Nominating Committee is responsible for reviewing the qualifications of, and recommending to the Board, nominees for membership on the Board. The Governance and Nominating Committee shall recommend to the Board guidelines and criteria to determine the qualifications to serve and continue to serve as a director. The Board shall strive to have a diversity of gender, ethnicity, culture and race. Members should in general have skills, experience or expertise in one or more of the following areas: finance, accounting, information technology, senior management of a major company, federal or state government agencies or contracting practices, marketing, strategic planning, human resources, ethical training, and regulatory and compliance.

        3.    Independence Requirements.    The majority of the Board shall satisfy the independence requirements of Article 7.5 of the Company's Amended and Restated Certificate of Incorporation. Unless otherwise determined by the Board, each member of the Board other than a member who is an officer of the Company shall, at a minimum, satisfy the independence requirements under the New York Stock Exchange listing standards. To be considered independent under the New York Stock Exchange listing standards, no director may:

          a.     have a material relationship with the Company (as affirmatively determined by the Board), either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company; provided, that a director will not be considered to have a material relationship with the Company if (i) the director is a partner, principal, counsel or advisor to, shareholder, director or officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the other company and the director does not receive any compensation (paid, deferred or otherwise) as a direct result of such business with the Company and (ii) the director is an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than 1% (and no more than $50,000) of that organization's total annual charitable receipts (the Company's automatic matching of employee charitable contributions will not be included in the amount of the Company's contributions for this purpose); provided, further, that a director will be considered to have a material relationship with the Company if the director is an officer of another company that is not a charitable organization and any of the Company's present executives serves on that other company's board of directors;

          b.     be an employee, or have an immediate family member who is an executive officer, of the Company;

          c.     receive, or have an immediate family member who receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

          d.     be affiliated with or employed by, or have an immediate family member who is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

          e.     be employed, or have an immediate family member who is employed, as an executive officer of another company where any of the Company's present executives serve on that other company's compensation committee; or

          f.      be an executive officer or an employee, or have an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        An immediate family member includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director's home.

        No director will be considered independent until a period of three years (or any shorter period provided under the New York Stock Exchange listing standards) has elapsed from the end of the relationships described in subsections (b)-(f) above.

        The Company will disclose in its proxy statement the Board's determinations regarding the independence of each director.

        4.    Committee Independence Requirements.    Each member of the Audit and Finance Committee, Compensation and Leadership Development Committee and Governance and Nominating Committee shall satisfy the independence requirements and membership criteria set forth in its respective charter.

        5.    Ethics and Conflicts of Interest.    The Board expects all directors, officers and employees to act ethically and adhere to the Company's Code of Conduct. The Board will not permit any waiver of any ethics policy for any director, executive officer or other member of the Company's senior management. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Chief Executive Officer and the presiding director.

        6.    Retirement Age, Term Limits and Evaluation of Director Performance.    Each director must be younger than the age of 70 at the date he or she is elected to the Board. Subject to the Company's Bylaws, the Board shall have the authority to make exceptions to this policy under circumstances to be determined by the Board. The Board does not believe it should establish term limits. The Governance and Nominating Committee shall regularly and timely evaluate the performance of individual directors.

        7.    Significant Change in Status.    If a director has a significant change in professional or personal circumstances, such as through a change of employer, retirement, a change in job responsibilities or health, the director should tender his or her resignation to the Board. The Board shall then determine whether such change in status makes accepting the resignation desirable.

        8.    Service on Other Public Company Boards.    A director who also serves as an officer of the Company shall not serve on more than two other boards of public companies and other directors should not serve on more than four other boards of public companies. No member of the Audit and Finance Committee may serve on the audit committee of more than two other public companies. A director should advise the Chairman of the Board and the Chairman of the Governance and Nominating Committee prior to accepting an invitation to serve on the board of another public company.

Director Responsibilities

        1.    Duties.    In meeting its responsibilities, the Board shall act as a whole or through a committee. The basic responsibility of the directors is to exercise their business judgment in good faith to act in what they reasonably believe to be the best interests of the Company and its shareholders. Each director is expected to be familiar with the Company's business, to review in advance of meetings the materials distributed and to attend and participate in meetings of the Board and meetings of any committee of which such director is a member. The specific duties and responsibilities of the Board include, among other things, fostering a continued understanding and implementation of the Company's corporate objectives; representing the interests of the Company's shareholders in maintaining and enhancing the success of the Company's business; overseeing and interacting with senior management with respect to key aspects of the business including strategic planning, succession planning and management development, operating performance, shareholder returns and budgets and adhering to the Company's Code of Conduct.

        2.    Board Meetings.    The Board shall meet at least four times annually at such locations as the Board or its Chairman shall from time to time determine. A special meeting of the Board may be called by or at the request of the Chairman or a majority of the Board. Each Board meeting shall be opened with a devotional thought relating to the recognition and application of the first objective of the Company to the operation of the business.

        3.    Agendas.    The Chairman shall be primarily responsible for planning agendas for a period of at least 18 months in advance with the objective of having the Board and its committees informed with respect to material and relevant matters relating to the operation and future direction of the Company. Agendas are distributed in advance to each director. Any director may request an item to be added to an agenda. With respect to each regularly scheduled meeting of the Board, the Board through its Chairman shall determine the agenda of the Board meeting.

        4.    Distribution of Materials.    The Board and its committees shall be provided with appropriate materials in advance of each meeting, whenever feasible and appropriate. Management shall be responsible for ensuring that the materials are accurate and contain all material information necessary for the director to make an informed decision.

        5.    Executive Sessions and Presiding Director.    At each meeting of the Board, the non-management directors of the Company shall meet in executive session without the Company's management. In the event one or more non-management directors is not independent, then only independent directors should meet in executive session at least once a year. In the event the Chairman is not independent, the Board shall select the chairperson of the Audit and Finance Committee, Compensation and Leadership Development Committee or Governance and Nominating Committee to preside at its executive sessions, without management. A presiding director should serve as such for no more than two consecutive years. The duties of such a presiding director include advising the Chairman of matters discussed in executive sessions without management, where appropriate, as well as on Board agenda items and information to be provided to the Board. Alternatively, each time the Board holds executive session without management the Board may select the chairperson of the Audit and Finance Committee, the Compensation and Leadership Development Committee or the Governance and Nominating Committee to preside. The name of the presiding director or the procedure for selecting the presiding director shall be disclosed in the Company's annual proxy statement. The Company shall also disclose in its annual proxy statement a method for interested parties to contact the presiding director, or the non-management directors as a group, directly.

        6.    Position of Chairman of the Board.    The Board shall elect from its members a Chairman who may also be the Chief Executive Officer of the Company. The Chairman shall schedule and call Board meetings, prepare the agenda for Board meetings, chair and moderate Board meetings, lead the Board and serve Board committees.

        7.    Strategic Review.    The Board shall regularly review the strategic direction and initiatives of the Company.

        8.    Stock Ownership.    Each director and member of senior management is encouraged to maintain ownership of the Company's common stock. The Company's stock ownership guidelines require each director and member of senior management to hold a number of shares equal to 50% of (i) the vested shares of restricted stock and (ii) the number of option shares granted to the director and member of senior management after providing for payment of the exercise price and taxes, in each case granted on or after July 17, 2003 until the director leaves the Board or the member of senior management ceases to be employed by the Company. All purchases and sales of the Company's common stock by a director and member of senior management must comply with the Company's Policy Regarding Insider Trading and Confidentiality.

        9.    Loans.    The Company shall not directly or indirectly extend or maintain credit, arrange for the extension of credit or renew an extension of credit in the form of a personal loan to or for a director or executive officer. An extension of credit maintained by the Company on July 30, 2002 is not subject to this prohibition provided there is no material modification or any renewal of such credit on or after July 30, 2002.

Board Committees

        1.    Committee Structure.    The Board shall have an Executive Committee, Audit and Finance Committee, Compensation and Leadership Development Committee and Governance and Nominating Committee. After considering the recommendation of the Governance and Nominating Committee, the Board shall designate one person to serve as Chairman of each committee. The Board shall establish such additional committees as it deems necessary or appropriate.

        2.    Committee Charters.    The Executive Committee may act on behalf of the Board between Board meetings. Each of the Audit and Finance Committee, Compensation and Leadership Development Committee and Governance and Nominating Committee shall have its own charter approved by the Board. Each charter shall set forth the purposes, duties and responsibilities of the committee.

        3.    Frequency and Length of Committee Meetings.    Each committee through its Chairman shall determine the agenda, frequency and length of the committee meetings consistent with its respective charter. A report on regularly scheduled and special committee meetings shall be made at each regularly scheduled meeting of the Board.

Director Access to Management and Advisers

        Each director shall have access to the management of and advisers to the Company. Each director shall use his or her judgment to ensure that any such contact is not disruptive to the business operations of the Company. The Board and its committees, as set forth in their respective charter, shall have the right to consult and retain independent counsel and other advisers, as they determine necessary or appropriate to carry out their duties, at the expense of the Company.

Director Compensation

        The Compensation and Leadership Development Committee shall recommend to the Board the compensation of members of the Board who are not employees of the Company in accordance with the policies and principles set forth in its charter. The Compensation and Leadership Development Committee shall consider that a director's independence may be jeopardized when a director's compensation exceeds customary levels, when the Company makes substantial charitable contributions to organizations in which a director is affiliated, or enters into consulting contracts with (or provides other indirect forms of compensation to) a director. Directors who are employees of the Company shall not be eligible to receive compensation for service as a director of the Company.

Director Orientation and Continuing Education

        Each new director shall participate in a director orientation program within a reasonable time after the director is first elected to the Board. The orientation program shall be designed to familiarize new directors with the Company, its management structure and operations, and key operational, financial and other issues. The orientation program shall include a visit to the Company's offices to meet with senior management and visit local branches. Each director should, through seminars, conferences and similar events, remain current in matters relating to governance, disclosure, accounting or industry developments.

CEO Evaluation and Management Succession

        The Compensation and Leadership Development Committee shall review and approve the corporate goals and objectives of the Chief Executive Officer. The Compensation and Leadership Development Committee shall annually evaluate the performance of the Chief Executive Officer in light of the Chief Executive Officer's competencies, corporate goals, objectives, potential and such other considerations as the Committee deems appropriate and determine the Chief Executive Officer's compensation based on such evaluation. The Compensation and Leadership Development Committee shall conduct a review of succession planning and make a report annually to the Board, including plans for interim succession for the Chief Executive Officer in the event of an emergency or the retirement of the Chief Executive Officer.

Evaluation of Board and Committee Performance

        The Governance and Nominating Committee shall conduct annual evaluations of the performance of the Board and its committees. The evaluations shall serve as the basis for a discussion of Board and committee performance.

Appendix C

ServiceMaster 2004 Employee Stock Purchase Plan

        1.     Purpose.    The purpose of the ServiceMaster 2004 Employee Stock Purchase Plan (the "Plan") is to provide employees of The ServiceMaster Company, a Delaware corporation ("ServiceMaster"), and its subsidiaries and related entities that with the consent of ServiceMaster adopt the Plan (collectively, the "Participating Employers"), added incentive to promote the best interests of such companies by permitting eligible employees to purchase shares of common stock, par value $.01 per share, of ServiceMaster ("Common Stock") through payroll deductions or other contributions and supplemented by contributions by the Participating Employers. The Plan is not intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.     Eligibility.    Each employee of a Participating Employer who has satisfied each of the following conditions (an "Eligible Employee") shall be eligible to participate in the Plan:

        (a)   such employee has attained age 18; and

        (b)   such employee has been employed by a Participating Employer for at least 90 consecutive days.

For purposes of the Plan, the term "employee" shall not include any individual who performs services for a Participating Employer pursuant to an agreement (written or oral) that classifies such individual's relationship with the Participating Employer as other than a common law employee of the Participating Employer, regardless of whether such individual is at any time determined to be a common law employee of the Participating Employer.

        3.     Effective Date of Plan.    The Plan shall be effective April 30, 2004 (the "Effective Date"), provided the Plan is approved by ServiceMaster's stockholders at its 2004 annual meeting in accordance with the applicable rules of the New York Stock Exchange (the "NYSE").

        4.     Basis of Participation.

        (a)   Enrollment.  Subject to compliance with applicable rules prescribed by the Committee, as defined in Section 14, each Eligible Employee shall be entitled to participate in the Plan anytime on or after the date such employee becomes an Eligible Employee.

        (b)   Payroll Deductions.  To participate in the Plan, an Eligible Employee may elect, at the time and in the manner prescribed by the Committee, an amount of payroll deduction to be applied to the Compensation, as hereinafter defined, paid to the employee by the employee's employer for each subsequent payroll period during which the employee is a participant in the Plan. For participants other than those employed in the United Kingdom, the amount of payroll deduction elected for each payroll period shall be a whole percentage, not to exceed 10%, of the participant's Compensation for such payroll period. For participants employed in the United Kingdom, the amount of payroll deduction elected for each payroll period shall be a specified amount, provided that the aggregate amount of payroll deductions elected by such participant for any calendar year shall not exceed 10% of the participant's Compensation for the immediately preceding calendar year. Subject to compliance with applicable rules prescribed by the Committee, a payroll deduction election shall become effective as soon as administratively practicable after ServiceMaster or its designated agent receives such election. Payroll deductions shall be made for each participant in accordance with such participant's election until the participant's participation in the Plan terminates, the participant makes a new election which changes the amount of payroll deductions, the participant elects to suspend his or her participation in the Plan or the Plan terminates, all as hereinafter provided. For purposes of this Plan, an Eligible Employee's "Compensation" shall include the base compensation, bonuses, commissions and overtime pay paid to such Eligible Employee by a Participating Employer, but shall exclude any other pay or reimbursements.

        (c)   Changes in Payroll Deductions.  A participant may change the amount of his or her payroll deduction at any time, and such change shall become effective as soon as administratively practicable after notice of the change is received by ServiceMaster or its designated agent in the manner specified by the Committee.

        (d)   Other Methods of Contribution.  Subject to the limits set forth in Section 4(b), the Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish.

        5.     Purchase Account.    Payroll deductions and other contributions by each participant shall be credited to a purchase account established on behalf of the participant on the books of ServiceMaster or its designated agent (a "Purchase Account"). No interest shall accrue at any time for any amount credited to a Purchase Account of a participant.

        6.     Employer Contributions.    As of the last day of each calendar month, ServiceMaster shall credit to each participant's Purchase Account an amount (an "Employer Contribution") equal to 15% (or such lesser percentage prescribed by the Board of Directors of ServiceMaster (the "Board")) of the payroll deductions and other contributions by the participant that were credited to such participant's Purchase Account during such calendar month.

        7.     Purchase of Shares.    On the second day after the last day of each calendar month, or if shares of Common Stock are not traded on the New York Stock Exchange on such day, the next day on which shares of Common Stock are so traded (each such date a "Purchase Date"), the cash amount credited to a participant's Purchase Account as of the last day of the month ending immediately prior to such Purchase Date, including the Employer Contributions credited to the Purchase Account as of the last day of such month, will be applied to the purchase of the number of whole and fractional shares of Common Stock determined by dividing such amount by the Fair Market Value of a share of Common Stock on such Purchase Date (the "Purchase Price"). For purposes of the Plan, the "Fair Market Value" of a share of Common Stock on any date shall be the closing transaction price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on such date or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that Fair Market Value may be determined by the Committee by whatever other means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        8.     Share Accounts and Certificates.    The Common Stock purchased by each participant shall be posted to an account established on behalf of the participant by ServiceMaster or its designated agent (a "Share Account") as soon as practicable after, and credited to such participant's Share Account as of, each Purchase Date. Dividends on shares purchased by a participant and held in such participant's Share Account under the Plan shall be credited to such participant's Share Account and shall be used to purchase additional shares of Common Stock as of the next following Purchase Date. Certificates representing a number of full shares of Common Stock held in a participant's Share Account will be delivered to such participant as soon as administratively practicable after the participant submits a written request to ServiceMaster or its designated agent. Share certificates shall be delivered as specified by the participant with any required signature guarantees. If a participant's Share Account at any time holds only a fractional share of Common Stock, such account shall terminate and the participant shall receive a cash payment equal to the Fair Market Value of such fractional share. After the close of each calendar quarter, information will be made available to each participant regarding the entries made to such participant's Share Account, the number of shares of Common Stock purchased and sold, the applicable Purchase Price and any dividends received on shares allocated to the participant's Share Account.

        9.     Suspension or Termination of Participation.

        (a)   A participant may elect at any time, in the manner prescribed by the Committee, to suspend his or her participation in the Plan. Such suspension shall be effective as soon as administratively practicable after such election is received by ServiceMaster or its designated agent. If a participant makes a hardship withdrawal from any plan with a cash or deferred arrangement, whether or not qualified under Section 401(k) of the Code, which plan is sponsored, or participated in, by a Participating Employer, such participant shall be suspended from making payroll deductions under the Plan for a period of six months. After the expiration of such period of suspension, the participant may resume his or her payroll deductions in accordance with Section 4.

        (b)   Upon any suspension of participation, the participant's payroll deductions shall cease and the amount credited to such participant's Purchase Account on the date of such suspension shall be used to purchase shares of Common Stock on the next Purchase Date. A participant whose participation in the Plan is suspended shall be permitted to resume participation in the Plan by making a new request at the time and in the manner described in Section 4 hereof.

        (c)   If a participant dies, terminates employment with the Participating Employers for any reason, or otherwise ceases to be an Eligible Employee, such participant's participation in the Plan shall immediately terminate. Upon such terminating event, the amount credited to such participant's Purchase Account on the date of such termination shall be used to purchase shares of Common Stock on the next Purchase Date. Pursuant to Section 8, certificates for the number of full shares of Common Stock and the cash equivalent for any fractional share held for such participant's benefit shall be delivered and paid upon the written request of the participant or his or her designated beneficiary or legal representative.

        10.   Termination or Amendment of the Plan.

        (a)   ServiceMaster, by action of the Board or the Committee, may terminate the Plan at any time and for any reason. Without any action being required, the Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 15) has been purchased. If at any time the number of shares of Common Stock remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board or Committee may determine an equitable basis of apportioning available shares of Common Stock among all participants. Upon termination of the Plan, certificates representing the number of full shares of Common Stock held for each participant's benefit shall be delivered upon the written request of such participant, pursuant to Section 8, and the cash equivalent of any fractional share so held, and the cash, if any, credited to such participant's Purchase Account, shall be distributed as soon as practicable to such participant.

        (b)   The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, that no such amendment shall increase the maximum number of shares of Common Stock which may be purchased under the Plan or otherwise modify the Plan in any material respect, within the meaning of the applicable rules of the NYSE, unless such increase or modification is approved by the shareholders of the Company to the extent required by the applicable rules of the NYSE.

        11.   Non-Transferability.    No rights under the Plan shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by ServiceMaster. Except to the extent permitted by the foregoing sentence, shares of Common Stock may be purchased during a participant's lifetime only by the participant or the participant's legal representative or similar person. Except as permitted by the second preceding sentence, no rights hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any rights hereunder shall be null and void.

        12.   Tax Withholding.    A Participating Employer shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with a purchase hereunder. The Company either shall (i) withhold such taxes from the participant's Compensation or (ii) withhold shares of Common Stock which would otherwise be purchased as of a Purchase Date having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the purchase of shares hereunder in the amount necessary to satisfy any such obligation.

        13.   Shareholder's Rights.    No Eligible Employee or participant shall by reason of the Plan have any rights of a shareholder of ServiceMaster until he or she shall acquire Common Stock as herein provided.

        14.   Administration of the Plan.    The Plan shall be administered by the Compensation and Leadership Development Committee of the Board (the "Committee"). In addition to the power to amend or terminate the Plan pursuant to Section 10, the Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including any participant and any other employee of a Participating Employer. The day-to-day administration of the Plan under (i), (ii) and (iii) above shall be overseen by an internal Plan Committee that is appointed by the Chairman and Chief Executive Office and ratified by the Committee.

        15.   Maximum Number of Shares.    The maximum number of shares of Common Stock which may be purchased under the Plan is 3,000,000, subject to adjustment as hereinafter set forth. Common Stock sold hereunder may be purchased by ServiceMaster in the open market (on an exchange or in negotiated transactions) or may be previously acquired treasury shares, authorized and unissued shares, or any combination of shares purchased in the open market, previously acquired treasury shares or authorized and unissued shares.

        16.   Adjustment.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the maximum number and class of securities available under this Plan and the number and class of securities credited to each participant's Share Account shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

        17.   Expenses.    ServiceMaster shall bear the costs of administering the Plan and purchasing shares of Common Stock thereunder. Participants shall pay all costs incurred in selling or disposing of any shares of Common Stock acquired under the Plan.

        18.   Miscellaneous.    Except as otherwise expressly provided herein, (i) any request, election or notice under the Plan from an Eligible Employee or participant shall be transmitted or delivered to ServiceMaster or its designated agent and, subject to any limitations specified in the Plan, shall be effective when received by ServiceMaster or its designated agent and (ii) any request, notice or other communication from ServiceMaster or its designated agent that is transmitted or delivered to Eligible Employees or participants shall be effective when so transmitted or delivered to the address set forth in the records of ServiceMaster or a Participating Employer. The Plan, and ServiceMaster's obligation to sell and deliver Common Stock hereunder, shall be subject to all applicable federal and state laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for ServiceMaster, be required.

        19.   Governing Law.    The Plan and all determinations made hereunder and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        20.   Foreign Employees.    Without the amendment of this Plan, the Committee may provide for the participation in the Plan by Eligible Employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which Participating Employers operate or have employees.

The ServiceMaster Company

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 J N T
☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.
For Withhold
01 - Lord Griffiths of Fforestfach
02 - Sidney E. Harris
03 - James D. McLennan
B Issues		C Issues
The Board of Directors recommends a vote FOR the following proposals.		The Board of Directors recommends a vote AGAINST the following proposal.
	For Against Abstain		For Against Abstain
2. Approve the ServiceMaster 2004 Employee Stock Purchase Plan.		4. Shareholder proposal regarding the Rights Agreement.
3. Ratify the selection of Deloitte & Touche LLP as Independent Auditors.

D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign you name(s) EXACTLY as your name(s) on this Proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - The ServiceMaster Company

Proxy for Annual Meeting of Shareholders - April 30, 2004
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints S. L. Groman and J. L. Kaput, or either of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Shareholders of The ServiceMaster Company to be held in Downers Grove, IL, on April 30, 2004, at 9:30 am., Central Time, and at any or all adjournments thereof, according to the number of shares of common stock which the undersigned would be entitled to vote, if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business properly coming before the meeting.

If not marked to the contrary, this Proxy will be voted "FOR" proposals 1, 2, and 3, and "AGAINST" proposal 4.

IMPORTANT: This Proxy must be signed and dated on the reverse side. Below are instructions on how to vote your shares regarding proposals 1, 2, 3, and 4 by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your Proxy, you may choose one of the two voting methods outlined below to vote your Proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-866-416-8423 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
C0123456789		12345
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 30, 2004.
THANK YOU FOR VOTING

The ServiceMaster Company

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 J N T
☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.
For Withhold
01 - Lord Griffiths of Fforestfach
02 - Sidney E. Harris
03 - James D. McLennan
B Issues		C Issues
The Board of Directors recommends a vote FOR the following proposals.		The Board of Directors recommends a vote AGAINST the following proposal.
	For Against Abstain		For Against Abstain
2. Approve the ServiceMaster 2004 Employee Stock Purchase Plan.		4. Shareholder proposal regarding the Rights Agreement.
3. Ratify the selection of Deloitte & Touche LLP as Independent Auditors.

D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign you name(s) EXACTLY as your name(s) on this Proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - The ServiceMaster Company

Proxy for Annual Meeting of Shareholders - April 30, 2004
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints S. L. Groman and J. L. Kaput, or either of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Shareholders of The ServiceMaster Company to be held in Downers Grove, IL, on April 30, 2004, at 9:30 am., Central Time, and at any or all adjournments thereof, according to the number of shares of common stock which the undersigned would be entitled to vote, if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business properly coming before the meeting.

If not marked to the contrary, this Proxy will be voted "FOR" proposals 1, 2, and 3, and "AGAINST" proposal 4.

IMPORTANT: This Proxy must be signed and dated on the reverse side.

The ServiceMaster Company

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 J N T
☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.
For Withhold
01 - Lord Griffiths of Fforestfach
02 - Sidney E. Harris
03 - James D. McLennan
B Issues		C Issues
The Board of Directors recommends a vote FOR the following proposals.		The Board of Directors recommends a vote AGAINST the following proposal.
	For Against Abstain		For Against Abstain
2. Approve the ServiceMaster 2004 Employee Stock Purchase Plan.		4. Shareholder proposal regarding the Rights Agreement.
3. Ratify the selection of Deloitte & Touche LLP as Independent Auditors.

D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign you name(s) EXACTLY as your name(s) on this Proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - The ServiceMaster Company

Proxy for Annual Meeting of Shareholders - April 30, 2004
This Proxy is Solicited on Behalf of the Board of Directors

Instructions to the Trustee on voting common stock under the ARAMARK Retirement Savings Plan and the ARAMARK Hourly 401(k) Plan.

I hereby instruct Fidelity Investments as Trustee of the ARAMARK Retirement Savings Plan and the ARAMARK Hourly 401(k) Plan to vote in person or by proxy, at the Annual Meeting of Shareholders of The ServiceMaster Company to be held in Downers Grove, IL, on April 30, 2004, at 9:30 a.m., Central Time, and at any adjournments thereof, the shares of common stock held in the ARAMARK Retirement Plan and the ARAMARK Hourly 401(k) Plan under the Trust which are attributable to my account in the manner indicated on the reverse side of this form.

The Trustee will vote on the shares represented by this voting instruction form if by, 11:59 p.m., Central Time, April 27, 2004, (a) the form is properly signed and received, or (b) the telephone or Internet voting procedure is followed. Shares for which no voting instructions have been received will be voted in the same proportions as the shares for which voting instructions are received.

If not marked to the contrary, this Proxy will be voted "FOR" proposals 1, 2, and 3, and "AGAINST" proposal 4.

IMPORTANT: This Proxy must be signed and dated on the reverse side. Below are instructions on how to vote your shares regarding proposals 1, 2, 3, and 4 by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your Proxy, you may choose one of the two voting methods outlined below to vote your Proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-866-439-6725 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
C0123456789		12345
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on April 27, 2004.
THANK YOU FOR VOTING

The ServiceMaster Company

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 J N T
☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.
For Withhold
01 - Lord Griffiths of Fforestfach
02 - Sidney E. Harris
03 - James D. McLennan
B Issues		C Issues
The Board of Directors recommends a vote FOR the following proposals.		The Board of Directors recommends a vote AGAINST the following proposal.
	For Against Abstain		For Against Abstain
2. Approve the ServiceMaster 2004 Employee Stock Purchase Plan.		4. Shareholder proposal regarding the Rights Agreement.
3. Ratify the selection of Deloitte & Touche LLP as Independent Auditors.

D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign you name(s) EXACTLY as your name(s) on this Proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - The ServiceMaster Company

Proxy for Annual Meeting of Shareholders - April 30, 2004
This Proxy is Solicited on Behalf of the Board of Directors

Instructions to the Trustee on voting common stock under the ServiceMaster Profit Sharing and Retirement Plan.

I hereby instruct Putnam Investments as Trustee of the ServiceMaster Profit Sharing and Retirement Plan to vote in person or by proxy, at the Annual Meeting of shareholders of The ServiceMaster Company to be held in Downers Grove, IL, on April 30, 2004, at 9:30 a.m., Central Time, and at any adjournments thereof, the shares of common stock held in the ServiceMaster Profit Sharing and Retirement Plan under the Trust which are attributable to my 401(k) account in the manner indicated on the reverse side of this form.

The Trustee will vote on the shares represented by this voting instruction form if by, 11:59 p.m., Central Time, April 27, 2004, (a) the form is properly signed and received, or (b) the telephone or Internet voting procedure is followed. Shares for which no voting instructions have been received will be voted in the same proportions as the shares for which voting instructions are received.

If not marked to the contrary, this Proxy will be voted "FOR" proposals 1, 2, and 3, and "AGAINST" proposal 4.

IMPORTANT: This Proxy must be signed and dated on the reverse side. Below are instructions on how to vote your shares regarding proposals 1, 2, 3, and 4 by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your Proxy, you may choose one of the two voting methods outlined below to vote your Proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-866-439-6728 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
C0123456789		12345
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on April 27, 2004.
THANK YOU FOR VOTING

QuickLinks

THE SERVICEMASTER COMPANY NOTICE OF ANNUAL MEETING To be held April 30, 2004
TABLE OF CONTENTS
THE SERVICEMASTER COMPANY
General Information
Voting Information
Governance and Nominating Committee Report
Item 1 – Election of Directors
Board and Committees of the Board
Membership and Board Committees
Compensation of Directors
Audit and Finance Committee Report
Item 2 – Proposal to Approve the ServiceMaster 2004 Employee Stock Purchase Plan
Item 3 – Ratification of Selection of Independent Auditors
Ownership of our Common Stock
Compensation and Leadership Development Committee Report on Executive Compensation
Executive Compensation
Summary Compensation Table
Option Grants in 2003
Aggregated Option Exercises in 2003 and Year-End 2003 Option Values
Equity Compensation Plan Information
Agreements with Officers and Directors
Performance Graph
Comparison of Five Year Cumulative Total Return among ServiceMaster, the S&P 500 Index and the S&P 1500 Diversified Commercial Services Index
Certain Transactions and Relationships
Item 4 – Shareholder Proposal Regarding Poison Pills
Shareholder Input on Poison Pills Yes on 4
ServiceMaster's Response
Section 16(a) Beneficial Ownership Reporting Compliance
Shareholder Proposals and Other Business
  Appendix A
AUDIT AND FINANCE COMMITTEE CHARTER
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE CHARTER
GOVERNANCE AND NOMINATING COMMITTEE CHARTER
EXHIBIT A - Section 4.5 of The ServiceMaster Company Bylaws
  Appendix B
CORPORATE GOVERNANCE PRINCIPLES
  Appendix C
ServiceMaster 2004 Employee Stock Purchase Plan